                                                                    EXHIBIT 10.1





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                          PINNACLE GAS RESOURCES, INC.

                        PREFERRED STOCK AND COMMON STOCK

                     CONTRIBUTION AND SUBSCRIPTION AGREEMENT

                            DATED AS OF JUNE 23, 2003




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


                                  TABLE OF CONTENTS

ARTICLE I. DEFINITIONS ..............................................................6

     Section 1.1   Definitions ......................................................6

ARTICLE II. ISSUANCE OF SECURITIES .................................................16

     Section 2.1   Initial CCBM Contribution .......................................16
     Section 2.2   Initial RMG Contribution ........................................16
     Section 2.3   Option of the Contributing Parties to Purchase
                   Additional Shares ...............................................17
     Section 2.4   Initial CSFB Contribution .......................................18
     Section 2.5   Subsequent CSFB Contribution ..........ERROR! BOOKMARK NOT DEFINED.
     Section 2.6   Grant of Additional Warrants ....................................20
     Section 2.7   Allocation Agreement ............................................20
     Section 2.8   Disclaimers .....................................................20

ARTICLE III. CLOSING ...............................................................21

ARTICLE IV. CONDITIONS TO CLOSING ..................................................21

     Section 4.1   Closing Conditions of the Investors .............................21
     Section 4.2   Closing Conditions of the CSFB Parties ..........................23
     Section 4.3   Closing Conditions of CCBM ......................................24
     Section 4.4   Closing Conditions of RMG .......................................25
     Section 4.5   Closing Conditions of the Company ...............................25

ARTICLE V. CONDITIONS TO THE SUBSEQUENT CSFB CONTRIBUTION ..........................26

     Section 5.1   Conditions to the Subsequent CSFB Contribution ..................26

ARTICLE VI. COVENANTS ..............................................................27

     Section 6.1   Cooperation, Approvals, Further Action ..........................27
     Section 6.2   Closing Conditions; Adverse Effect ..............................27
     Section 6.3   Supplements to Schedules ........................................27
     Section 6.4   Access ..........................................................28
     Section 6.5   Confidentiality .................................................28
     Section 6.6   Additional Affirmative Covenants of the Company .................28
     Section 6.7   Taxes. ..........................................................29
     Section 6.8   Public Disclosures ..............................................30
     Section 6.9   Brokers' Fees ...................................................30
     Section 6.10  Company Records .................................................30
     Section 6.11  Retention of Stock Certificates; Negative Pledge ................30

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ........................ 31

     Section 7.1   Organization; Qualification and Authority;
                   Binding Obligations .............................................31
     Section 7.2   Authorized Shares and Related Matters ...........................31
     Section 7.3   Defaults; Indebtedness ..........................................32
     Section 7.4   No Violation ....................................................32
     Section 7.5   Offering of Shares ..............................................32

ARTICLE VIII. REPRESENTATIONS, AND WARRANTIES OF THE INVESTORS .....................32

     Section 8.1   Investment Matters ..............................................32
     Section 8.2   Authority .......................................................33
     Section 8.3   No Conflicts ....................................................34
     Section 8.4   Other Agreements ................................................34

ARTICLE IX. REPRESENTATIONS AND WARRANTIES OF CCBM .................................34

     Section 9.1   Organization; Qualification and Authority; Binding Obligations ..34
     Section 9.2   Defaults; Outstanding Debt ......................................35
     Section 9.3   No Violation ....................................................35
     Section 9.4   Consents ........................................................35
     Section 9.5   Investment Company Status .......................................35
     Section 9.6   Taxes ...........................................................35
     Section 9.7   Compliance with Law .............................................36
     Section 9.8   Proceedings .....................................................36
     Section 9.9   Title ...........................................................36
     Section 9.10  Contracts .......................................................36
     Section 9.11  Permits .........................................................37
     Section 9.12  Consents, Preferential Rights, etc ..............................37
     Section 9.13  Marketing. ......................................................37
     Section 9.14  Change in Condition. ............................................37
     Section 9.15  No Other Activities .............................................38
     Section 9.16  Contributed Assets ..............................................38

ARTICLE X. REPRESENTATIONS AND WARRANTIES OF RMG ...................................38

     Section 10.1  Organization; Qualification and Authority; Binding Obligations ..38
     Section 10.2  Defaults; Outstanding Debt ......................................38
     Section 10.3  No Violation ....................................................39
     Section 10.4  Consents ........................................................39
     Section 10.5  Investment Company Status .......................................39
     Section 10.6  Taxes ...........................................................39
     Section 10.7  Compliance with Law .............................................39
     Section 10.8  Proceedings .....................................................40
     Section 10.9  Title ...........................................................40
     Section 10.10 Contracts .......................................................40
     Section 10.11 Permits .........................................................40
     Section 10.12 Consents, Preferential Rights, etc ..............................41
     Section 10.13 Marketing. ......................................................41
     Section 10.14 Change in Condition. ............................................41
     Section 10.15 No Other Activities .............................................41
     Section 10.16 Contributed Assets ..............................................41
     Section 10.17 Environmental Matters ...........................................41
     Section 10.18 Operation of the Proven Properties. .............................42

ARTICLE XI. TRANSFER OF SECURITIES .................................................42

     Section 11.1  Restriction on Transfer .........................................42
     Section 11.2  Restrictive Legends .............................................42

ARTICLE XII. TERMINATION ...........................................................43

     Section 12.1  Termination .....................................................43
     Section 12.2  Effect of Termination ...........................................43

ARTICLE XIII. MISCELLANEOUS ........................................................44

     Section 13.1  Indemnification .................................................44
     Section 13.2  Indemnification Procedures ......................................46
     Section 13.3  Dispute Resolution ..............................................48
     Section 13.4  Consent to Amendments ...........................................49
     Section 13.5  Survival of Representations and Warranties ......................49
     Section 13.6  Successors and Assigns; No Third Party Benefit ..................49
     Section 13.7  Notices .........................................................50
     Section 13.8  Descriptive Headings ............................................51
     Section 13.9  Satisfaction Requirement ........................................51
     Section 13.10 Governing Law ...................................................52
     Section 13.11 Entire Agreement ................................................52
     Section 13.12 Severability ....................................................52

Schedule 2.1(a)-1          CCBM Contributed Assets
Schedule 2.1(a)-2          Assumed CCBM Liabilities
Schedule 2.2(a)-1          RMG Contributed Assets
Schedule 2.2(a)-2          Assumed RMG Liabilities
Schedule 9.8               CCBM Proceedings
Schedule 9.10              CCBM Contracts
Schedule 9.12              CCBM Required Consents
Schedule 9.13              CCBM Marketing
Schedule 9.16              CCBM Excluded Assets
Schedule 10.8              RMG Proceedings
Schedule 10.10             RMG Contracts
Schedule 10.12             RMG Required Consents
Schedule 10.13             RMG Marketing
Schedule 10.16             RMG Excluded Assets
Exhibit A                  Form of AMI Agreement
Exhibit B                  Form of Assignment, Assumption and Bill of Sale
Exhibit C                  Form of Carrizo Transition Services Agreement
Exhibit D-1                Form of Schoonmaker Employment Agreement
Exhibit D-2                Form of Uhland Employment Agreement

Exhibit E                 Form of RMG Transition Services Agreement
Exhibit F                 Form of Securityholders Agreement
Exhibit G                 Allocations
Exhibit H                 Form of Certificate of Incorporation
Exhibit I                 Form of Certificate of Designations
Exhibit J                 Form of Bylaws
Exhibit K-1               Form of Company Officer's Certificate
Exhibit K-2               Form of CCBM/RMG Officer's Certificate
Exhibit L                 Approved 2003 Capital Expenditures Budget
Exhibit M                 Approved 2003 General and Administrative Expenses Budget
Exhibit N                 Form of Baker Botts Legal Opinion
Exhibit O                 Form of Davis Graham & Stubbs Legal Opinion

                          PINNACLE GAS RESOURCES, INC.
                     CONTRIBUTION AND SUBSCRIPTION AGREEMENT

         This CONTRIBUTION AND SUBSCRIPTION AGREEMENT, dated as of June 23, 2003 (this "AGREEMENT"), is entered into by and among Pinnacle Gas Resources, Inc., a Delaware corporation (the "COMPANY"), CCBM, Inc., a Delaware corporation ("CCBM"), Rocky Mountain Gas, Inc., a Wyoming corporation ("RMG"), and each of the CSFB Parties (as defined herein, and collectively with CCBM and RMG, the "INVESTORS").

         WHEREAS, subject to terms and conditions of this Agreement, CCBM has agreed to contribute certain assets to the Company in exchange for the issuance of common stock, par value $.01, of the Company ("COMMON STOCK") and an option to purchase additional newly issued shares of Common Stock;

         WHEREAS, subject to terms and conditions of this Agreement, RMG has agreed to contribute certain assets to the Company in exchange for the issuance of Common Stock and an option to purchase additional newly issued shares of Common Stock;

         WHEREAS, subject to the terms and conditions of this Agreement, the CSFB Parties (as defined below) and have agreed to contribute cash to the Company in exchange for the issuance of Common Stock, Series A Redeemable Preferred Stock, par value $.01 per share, of the Company ("PREFERRED STOCK") and warrants exercisable for the purchase of Common Stock at a price per share equal to $100.00, as the same may be adjusted as provided therein ("WARRANTS"); and

         WHEREAS, the parties hereto agree that the contributions by CCBM and RMG contemplated by the foregoing clauses are intended to constitute transfers described in Section 351(a) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 Definitions. For the purpose of this Agreement, and in addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein have the meanings assigned thereto by the Financial Accounting Standards Board and generally accepted accounting principles.

         "AAA" has the meaning set forth in Section 13.3(d).

         "ACQUIRED ASSETS" means the assets acquired by the Company pursuant to the First Source Agreements.

         "ACQUISITIONS" means the acquisition of assets by the Company pursuant to the First Source Agreements.

         "ADDITIONAL SHARES" has the meaning set forth in Section 2.3(a).

         "AFFILIATE" means, with respect to any Person, any Person controlling, controlled by, or under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the direct or indirect ownership of voting securities, by contract or otherwise.

         "AGREEMENT" has the meaning set forth in the preamble.

         "AMI AGREEMENT" means the Area of Mutual Interest Agreement to be entered into among the Company and the Investors concurrently with the execution of this Agreement in the form of Exhibit A attached hereto.

         "APPROVALS" means any approvals, authorizations, grants of authority, consents, orders, qualifications, permits, licenses, variances, exemptions, franchises, concessions, certificates, filings or registrations or any waivers of the foregoing, or any notices, statements or other communications required to be filed with, delivered to or obtained from any Governmental Entity or any other Person.

         "ASSIGNMENT, ASSUMPTION AND BILL OF SALE" means those certain Assignments, Assumptions and Bills of Sale executed by each of CCBM and RMG in the form of Exhibit B attached hereto.

         "ASSOCIATES" of any Person, means any officer, director or employee of such Person and such officer's, director's or employee's spouse, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries."

         "ASSUMED CCBM LIABILITIES" means the obligations of CCBM to be assumed by the Company, as set forth in Schedule 2.1(a)-2, and any other liabilities expressly defined as Assumed CCBM Liabilities elsewhere in this Agreement.

         "ASSUMED RMG LIABILITIES" means the obligations of RMG to be assumed by the Company, as set forth in Schedule 2.2(a)-2, and any other liabilities expressly defined as Assumed RMG Liabilities elsewhere in this Agreement.

         "ASSUMPTIONS" means the assumption by the Company pursuant to the terms hereof of the Assumed CCBM Liabilities and the Assumed RMG Liabilities.

         "AWARD" has the meaning set forth in Section 13.2(e).

         "BOARD" means the board of directors of the Company.

         "BUSINESS DAY" means any day which is not a Saturday, Sunday or day on which banks are authorized by law to close in the State of New York, the State of Texas or the State of Wyoming.

         "CAPITAL REQUEST" has the meaning set forth in Section 2.5(a).

         "CARRIZO" means Carrizo Oil & Gas, Inc., a Texas corporation.

         "CARRIZO TRANSITION SERVICES AGREEMENT" means a Transition Services Agreement to be entered into between the Company and Carrizo concurrently with the execution of this Agreement in the form of Exhibit C attached hereto.

         "CCBM" has the meaning set forth in the recitals.

         "CCBM CONTRACTS" has the meaning set forth in Section 9.10.

         "CCBM CONTRIBUTED ASSETS" means the assets to be contributed by CCBM as set forth in Schedule 2.1(a)-1; provided, that the CCBM Contributed Assets shall not include any proceeds, revenues, deductions, credits, refunds, rights and causes of action or other similar assets attributable to the ownership or operation of the CCBM Contributed Assets prior to the Closing notwithstanding anything to the contrary in any Assignment, Assumption and Bill of Sale or other Related Agreement.

         "CCBM CONTRIBUTION" has the meaning set forth in Section 2.1(a).

         "CEILING AMOUNT" means $7,500,000.

         "CERTIFICATE OF DESIGNATIONS" means the Company's Certificate of Designations, Preferences and Rights of Series A Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on June 23, 2003.

         "CLOSING" has the meaning set forth in Article III.

         "CLOSING DATE" has the meaning set forth in Article III.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "COMMITMENT AMOUNT" has the meaning set forth in Section 2.5(a).

         "COMMON STOCK" has the meaning set forth in the recitals.

         "COMPANY" has the meaning set forth in the preamble.

         "CONTRIBUTING PARTIES" means, collectively, CCBM and RMG.

         "CONTRIBUTED ASSETS" means, collectively, the CCBM Contributed Assets and the RMG Contributed Assets.

         "CONTRIBUTION" means, collectively, the CCBM Contribution and the RMG Contribution.

         "CSFB PARTIES" means, collectively, DLJ MB Partners III GmbH & Co. KG, a limited company organized under the laws of Germany, DLJ Offshore Partners III, C.V., a partnership organized under the laws of the Netherlands Antilles, DLJ Offshore Partners III-1, C.V., a partnership organized under the laws of the Netherlands Antilles, DLJ Offshore Partners III-2, C.V., a partnership organized under the laws of the Netherlands Antilles, Millennium Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership, and MBP III Plan Investors, L.P., a Delaware limited partnership.

         "CUSTOMARY FILINGS" means rights to consent which require notices to, filings with, or other actions by Governmental Entities or tribal entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance.

         "DEFENSIBLE TITLE" means, with respect to any Proven Property, such record and beneficial title that (x) except as disclosed in Schedule 2.1(a) (with respect to the CCBM Contributed Assets) and Schedule 2.2(a) (with respect to the RMG Contributed Assets) entitles the party named to receive, from its ownership of such interest, a percentage of all Hydrocarbons produced, saved and marketed from each well or property included in the Proven Properties not less than the Net Revenue Interest set forth in Schedule 2.1(a) (with respect to the CCBM Contributed Assets) and Schedule 2.2(a) (with respect to the RMG Contributed Assets) for such well or property, without reduction, suspension, or termination for the productive life of such well or property, except (i) as a result of elections not to participate in an operation under an applicable operating, unit or other agreement, (ii) as required to allow other working interest owners to make up past underproduction or processors or pipelines to make up past underdeliveries or (iii) readjustments of interest provided for under the terms of the applicable operating, unit or other agreement, in each case, after the date hereof; (y) except as disclosed in Schedule 2.1(a) (with respect to the CCBM Contributed Assets) and Schedule 2.2(a) (with respect to the RMG Contributed Assets), obligates the party named to bear a percentage of the costs and expenses relating to operations on, and the maintenance and production of, such well or property, not greater than the Working Interest or operating interest set forth in Schedule 2.1(a) (with respect to the CCBM Contributed Assets) and Schedule 2.2(a) (with respect to the RMG Contributed Assets) without increase for the productive life of such well or property or without a proportionate increase in the associated Net Revenue Interest, except as a result of an election of other parties not to participate in an operation under an applicable operating, unit or other agreement, contribution requirements with respect to defaulting co-owners, or readjustments of interest provided for under the terms of the applicable operating or unit agreement, in each case, after the date hereof; and (z) is free and clear of any Liens except Permitted Encumbrances.

         "DIRECTOR" means any member of the Board of the Company.

         "DISPUTE" shall have the meaning set forth in Section 13.3(a).

         "DISPUTE NOTICE" shall have the meaning set forth in Section 13.3(b).

         "EMPLOYMENT AGREEMENTS" means the Employment Agreements to be entered into between the Company, each of Peter G. Schoonmaker and Gary Uhland concurrently with the execution of this Agreement in the form of Exhibits D-1 and D-2, respectively, attached hereto.

         "ENVIRONMENTAL LAWS" means all federal, state and local laws, regulations, and requirements presently in effect, including the common law, relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the regulation, manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED CCBM LIABILITIES" has the meaning set forth in Section
2.1(b).

         "EXCLUDED RMG LIABILITIES" has the meaning set forth in Section 2.2(b).

         "FIRST SOURCE AGREEMENTS" means, collectively, that certain Agreement for Purchase and Sale and that certain Earn-In Joint Venture Agreement, each dated as of May 30, 2003, among First Source Wyoming, Inc., First Sourcenergy Wyoming, Inc., Squaw Creek, Inc., Squaw Creek Development, Inc., Gastar Exploration, Ltd. and RMG.

         "GOOD AND LEGAL TITLE" means (i) as to any mineral rights or other real property, that there is a lease, conveyance or other form of assignment or transfer of record evidencing ownership by either CCBM or RMG, as the case may be, of such real property, and (ii) as to personal property, that either CCBM or RMG, as the case may be, has good title to such personal property.

         "GOVERNMENTAL ENTITY" means any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

         "HAZARDOUS MATERIALS" means all substances, of any quantity or concentration, defined as Hazardous Substances, Oil, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Sections 300.5, or defined as such by, or regulated as such under, any Environmental Law, and such term shall include, without limitation, PCBs, mercury and naturally-occurring radioactive material, petroleum, natural gas, liquefied natural gas, or synthetic gas, or any other substance which may be the basis for any Person to require investigation, cleanup, removal, treatment or remediation.

         "HYDROCARBONS" means, collectively, natural gas, petroleum and other liquid or gaseous hydrocarbons and related minerals and all products produced therefrom, in each case whether in a natural or a processed state.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section
13.2(a).

         "INDEMNIFYING PARTY" means any Person required to indemnify any other Person pursuant to Section 13.2(b).

         "INDEBTEDNESS" means any obligation for borrowed money (including notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money).

         "INITIAL CSFB CONTRIBUTION" shall have the meaning set forth in Section
2.4. "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended. "INVESTORS" means, collectively, CCBM, RMG and the CSFB Parties.

         "LAW" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or like instrument under the laws of any jurisdiction).

         "MAJORITY INTEREST" means those Investors who beneficially own in excess of 50% of the aggregate number of shares of the then-outstanding Common Stock plus (without duplication) all shares of Common Stock issuable upon the exercise of all then-outstanding Warrants.

         "MATERIAL ADVERSE CHANGE" means any change, event or occurrence which has a Material Adverse Effect; provided, however, that any change, event or occurrence resulting from (i) changes in the price of any Hydrocarbons, or other changes affecting the oil and gas industry generally or (ii) changes in general economic conditions, shall not constitute a Material Adverse Change.

         "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets or condition, financial or otherwise, or results of operations of the Company and its subsidiaries, taken as a whole, or on the Contributed Assets, taken as a whole, since December 31, 2002.

         "NOTICE" shall have the meaning set forth in Section 13.7.

         "NET REVENUE INTEREST" means an interest (expressed as a percentage or decimal fraction) in and to all Hydrocarbons produced and saved from or attributable to a Proven Property.

         "OFFICER'S CERTIFICATE" means a certificate signed in the name of the Company, by an executive officer of the Company.

         "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any Governmental Entity.

         "PERMITS" means all licenses, permits, variances, exemptions, orders, franchises, approvals and other authorizations of or from Governmental Entities necessary for the conduct of the business of the Company as currently conducted and as proposed to be conducted by the Company after the Closing.

         "PERMITTED ENCUMBRANCES" means:

         (a) with respect to Proven Properties, lessors' royalties and any overriding royalties, reversionary interests, net profits interests, production payments, carried interests and other similar burdens to the extent that they do not, individually or in the aggregate, reduce the Net Revenue Interest of the party named below that shown in Schedule 2.1(a) (with respect to the CCBM Contributed Assets) or Schedule 2.2(a) (with respect to the RMG Contributed Assets) or increase the Working Interest of the party named above that shown in Schedule 2.1(a)
     (with respect to the CCBM Contributed Assets) or Schedule 2.2(a) (with respect to the RMG Contributed Assets) without a corresponding increase in the Net Revenue Interest;

         (b) with respect to Proven Properties, all leases, contracts, unit agreements, pooling agreements, operating agreements, and other contracts, agreements and instruments applicable to the Contributed Assets, to the extent that they do not, individually or in the aggregate, reduce the Net Revenue Interest of the party named below that shown in Schedule 2.1(a) (with respect to the CCBM Contributed Assets) or Schedule 2.2(a) (with respect to the RMG Contributed Assets) or increase the Working Interest of the party named above that shown in Schedule 2.1(a) or Schedule 2.2(a) without a corresponding increase in the Net Revenue Interest;

         (c) Liens for taxes or assessments that are not yet delinquent or, if delinquent, are being contested in good faith by appropriate actions as disclosed on Schedule 2.1(a) (with respect to the CCBM Contributed Assets) or Schedule 2.2(a) (with respect to the RMG Contributed Assets);

         (d) materialmen's, mechanic's, repairman's, employee's, contractor's, operator's and other similar Liens or charges arising in the ordinary course of business for amounts that are not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, are being contested in good faith by appropriate actions as disclosed on Schedule 2.1(a) (with respect to the CCBM Contributed Assets) or Schedule 2.2(a) (with respect to the RMG Contributed Assets);

         (e) Customary Filings;

         (f) rights of reassignment arising upon final intention to abandon or release any of the Contributed Assets;

         (g) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations arising or incurred in the ordinary course of business that do not materially interfere with the use, operation or value of the Contributed Assets affected thereby;

         (h) all rights reserved to or vested in any Governmental Entities to control or regulate any of the Contributed Assets in any manner and all obligations and duties under all applicable Laws or under any Permit;

         (i) any other Liens, defects or irregularities that do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use or operation of the Contributed Assets subject thereto or affected thereby and that would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating coalbed methane properties in the Powder River Basin of Wyoming and Montana;

         (j) consents to assignment and similar contractual provisions affecting the Contributed Assets, provided that, with respect to transfers to the Contributing Parties or their predecessors in the chain of title, such consents, where applicable, have been obtained;

         (k) preferential rights to purchase and similar contractual provisions affecting the Contributed Assets, provided that, with respect to transfers to Contributing Parties or their predecessors in the chain of title, such preferential rights, where applicable, have expired or been waived;

         (l) terms and conditions of governmental licenses and permits affecting the Contributed Assets;

         (m) other matters that the CSFB Parties and the Company waive in writing;

         (n) litigation referenced in Schedule 9.8 or disclosed in writing by the Contributing Parties prior to the execution of this Agreement;

         (o) gas imbalances associated with the Contributed Assets set forth in
     Schedule 9.13; and

         (p) matters specifically listed on Schedule 2.1(a) or Schedule 2.2(a).

         "PERMITTED TRANSFEREE" means, (a) with respect to any CSFB Party, (i) any Affiliate of any CSFB Party, (ii) any managing director, director, managing general partner, associate general partner, advisory general partner, general partner or limited partner of any CSFB Party, (iii) any Associate of any CSFB Party, and (iv) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which, include only one or more CSFB Parties, or any of their respective Associates, (b) with respect to CCBM, (i) Carrizo or any other Affiliate of CCBM (other than any Person deemed an Affiliate of CCBM through control of Carrizo or any other publicly traded parent, direct or indirect, of
CCBM), (ii) any Associate of CCBM, (iii) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which, include only CCBM or any of its Associates, (c) with respect to RMG, (i) any Affiliate of RMG (other than any Person deemed an Affiliate of RMG through control of U.S. Energy or any other publicly traded parent, direct or indirect, of RMG), (ii) any Associate of RMG,
(iii) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which, include only RMG or any of its Associates; provided, however, that any transferee from any CSFB Party, CCBM or RMG pursuant to clauses (a), (b) or
(c) above will act through DLJ Merchant Banking Partners III, L.P., CCBM and RMG, respectively.

         "PREFERRED STOCK" has the meaning set forth in the recitals.

         "PROCEEDINGS" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

         "PRO RATA PORTION" has the meaning set forth in 0.

         "PROVEN PROPERTY" means the Contributed Assets comprised of discrete well locations, wells, groups of wells, well completions, multiple well completions, units, leases or other property or contractual interests which are classified as a proved developed producing, proved developed nonproducing or proved undeveloped properties or interests in Schedules 2.1(a) and 2.2(a).

         "RECORDS" means books, accounts, ledgers tax returns, financial and other records, including audit work papers, correspondence and contracts of every kind related to the Contributed Assets.

         "RELATED AGREEMENTS" means the Securityholders Agreement, the Employment Agreements, the AMI Agreement, the Transition Services Agreements, the First Source Agreements and the Assignments, Assumptions and Bill of Sales executed by each of CCBM and RMG.

         "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in air, soil, surface water, groundwater or property.

         "REQUIRED CONSENTS" means all approvals and consents required to be obtained by the Company, CCBM or RMG with respect to the consummation of each of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 9.12 and Schedule 10.12.

         "RESPONSE" shall have the meaning set forth in Section 13.3(b).

         "RMG" has the meaning set forth in the recitals.

         "RMG CONTRIBUTED ASSETS" means the assets to be contributed by RMG as set forth in Schedule 2.2(a)-1 hereto; provided, that the RMG Contributed Assets shall not include any proceeds, revenues, deductions, credits, refunds, rights and causes of action or other similar assets attributable to the ownership or operation of the RMG Contributed Assets prior to the Closing. For the avoidance of doubt, the RMG Contributed Assets shall not include the Acquired Assets but shall include all rights and interests of RMG arising under the First Source Agreements notwithstanding anything to the contrary in any Assignment, Assumption and Bill of Sale or other Related Agreement.

         "RMG CONTRACTS" has the meaning set forth in Section 10.10.

         "RMG CONTRIBUTION" has the meaning set forth in Section 2.2(a).

         "RMG PLEDGE" means the Pledge Agreement between RMG and the Company.

         "RMG TRANSITION SERVICES AGREEMENT" means a Transition Services Agreement to be entered into between the Company and RMG concurrently with the execution of this Agreement in the form of Exhibit E attached hereto.

         "SECURITIES" means, collectively, the Common Stock (including Common Stock issued upon exercise of the Warrants and/or pursuant to Section 2.3), Preferred Stock and Warrants.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR MANAGER" shall have the meaning set forth in Section 13.3(b).

         "SHARES" means, collectively, the shares of Preferred Stock and Common Stock.

         "SECURITYHOLDERS AGREEMENT" means the Securityholders Agreement among the Company and holders of Securities in the form attached hereto as Exhibit F, as amended and in effect from time to time.

         "SUBSEQUENT CSFB CONTRIBUTION" has the meaning set forth in Section 2.5(a).

         "TAXES" means all federal, state, county, local, foreign or other taxes, charges, fees, levies, imposts, duties, licenses or other governmental assessments, together with any interest, penalties, additions to tax or additional amounts imposed with respect thereto.

         "THIRD PARTY CLAIM" means a Claim that is not a Claim by the Company, the Investors or any of their Affiliates for their own losses.

         "THRESHOLD AMOUNT" means $75,000.

         "TRANCHE A PRICE" the meaning set forth in Section 2.3(a).

         "TRANCHE A SHARES" has the meaning set forth in Section 2.3(a).

         "TRANCHE B PRICE" the meaning set forth in Section 2.3(a).

         "TRANCHE B SHARES" has the meaning set forth in Section 2.3(a).

         "TRANSITION SERVICES AGREEMENTS" means, collectively, the RMG Transition Services Agreement and the Carrizo Transition Services Agreement.

         "WARRANTS" has the meaning set forth in the recitals.

         "WELLS" has the meaning set forth in Section 6.6(d).

         "WORKING INTEREST" means, with respect any Contributing Party, the percentage interest of such Contributing Party of costs and expenses attributable to the maintenance, development and operation of a Proven Property, prior to giving effect to rights of non-consent hereafter exercised by others and claims with respect to non-payment by defaulting parties to operating agreements and similar contracts.


                                   ARTICLE II.
                             ISSUANCE OF SECURITIES

         Section 2.1 Initial CCBM Contribution.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing, CCBM shall contribute, convey, assign, transfer and deliver to the Company all of its right, title and interest at the time of the Closing in and to the CCBM Contributed Assets (the "CCBM CONTRIBUTION"), and the Company shall assume the Assumed CCBM Liabilities. The CCBM Contribution and the assumption of the Assumed CCBM Liabilities will be effected by the execution and delivery by CCBM to the Company of a duly executed Assignment, Assumption and Bill of Sale together with such additional assignments as may be required by Governmental Entities to effect the assignment to the Company of CCBM's interest in the leases and other properties and interests included in the CCBM Contributed Assets.

                  (b) Notwithstanding any other provision of this Agreement, the Company shall not assume or have any liability hereunder with respect to any other liabilities or obligations of CCBM not specifically included in the Assumed CCBM Liabilities, whether known or unknown, liquidated or unliquidated, contingent or fixed (the "EXCLUDED CCBM LIABILITIES"), including, without limitation:

                           (i) liabilities to the extent arising out of the
                  business operations of CCBM or its ownership of the CCBM Contributed Assets prior to the Closing Date;

                           (ii) liabilities to the extent arising out of any
                  businesses operated and assets owned by CCBM other than the CCBM Contributed Assets, whether incurred before or after the Closing Date; and

                           (iii) liabilities or obligations for CCBM to pay any
                  Taxes, including any Taxes incurred by CCBM arising out of its business operations or its ownership of the CCBM Contributed Assets prior to the Closing Date.

                  (c) In consideration for all of the foregoing, at the Closing, subject to the terms and conditions of this Agreement, the Company will issue to CCBM 75,000 shares of Common Stock and will grant the option described in Section 2.3(a).

         Section 2.2 Initial RMG Contribution.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing, RMG shall contribute, convey, assign, transfer and deliver to the Company all of its right, title and interest at the time of the Closing in and to the RMG Contributed Assets (the "RMG CONTRIBUTION"), and the Company shall assume the Assumed RMG Liabilities. The RMG Contribution and the assumption of the Assumed RMG Liabilities will be effected by delivery by RMG to the Company of a duly executed Assignment, Assumption and Bill of Sale together with such additional assignments as may be required by Governmental Entities to effect the assignment to the Company of RMG's interest in the leases included in the RMG Contributed Assets.

                  (b) Notwithstanding any other provision of this Agreement, the Company shall not assume or have any liability hereunder with respect to any other liabilities or obligations of RMG not specifically included in the Assumed RMG Liabilities, whether known or unknown, liquidated or unliquidated, contingent or fixed (the "EXCLUDED RMG LIABILITIES"), including, without limitation:

                           (i) liabilities to the extent arising out of the
                  business operations of RMG or its ownership of the RMG Contributed Assets prior to the Closing Date;

                           (ii) liabilities to the extent arising out of any
                  businesses operated and assets owned by RMG other than the RMG Contributed Assets, whether incurred before or after the Closing Date; and

                           (iii) liabilities or obligations for RMG to pay any
                  Taxes, including any Taxes incurred by RMG arising out of its business operation or its ownership of the RMG Contributed Assets prior to the Closing Date.

                  (c) In consideration for all of the foregoing, at the Closing, subject to the terms and conditions of this Agreement, the Company will issue to RMG 75,000 shares of Common Stock and will grant the option described in Section 2.3(b).

         Section 2.3 Option of the Contributing Parties to Purchase Additional Shares.

                  (a) For so long as CCBM or any of its Permitted Transferees shall own of record Common Stock, CCBM shall have the continuing option, upon 10 Business Days' notice to the Company, to purchase in one or more transactions after the Closing Date (i) a Pro Rata Portion of up to 25,000 additional shares of Common Stock ("TRANCHE A SHARES") at a purchase price per share equal to $100 as increased by 10% per annum compounded quarterly beginning on the Closing Date and accruing daily through the date of the purchase of such shares (the "TRANCHE A PRICE"), and (ii) a Pro Rata Portion of up to 25,000 additional shares of Common Stock ("TRANCHE B SHARES, and together with Tranche A Shares, "ADDITIONAL SHARES") at a purchase price equal to $100 per share as increased by 20% per annum compounded quarterly beginning on the Closing Date and accruing daily through the date of the purchase of such shares (the "TRANCHE B PRICE"). Notwithstanding anything to the contrary contained herein, CCBM may not purchase Tranche B Shares until such time as CCBM has purchased all of the Tranche A Shares then available to it.

                  (b) For so long as RMG or any of its Permitted Transferees shall own of record Common Stock, RMG shall have the continuing option upon 10 Business Days' notice to the Company, to purchase in one or more transactions after the date of this Agreement (i) a Pro Rata Portion of up to 25,000 Tranche A Shares at a purchase price per share equal to the Tranche A Price and (ii) a Pro Rata Portion of up to 25,000 Tranche B Shares at a purchase price per share equal to the Tranche B Price. Notwithstanding anything to the contrary contained herein, RMG may not purchase Tranche B Shares until such time as RMG has purchased all of the Tranche A Shares then available to it.

                  (c) For purposes of this Section 2.3, "PRO RATA PORTION" means a number of Tranche A Shares or Tranche B Shares, as the case may be, equal to 25,000 multiplied by a fraction, (i) the numerator of which is an amount equal to the product of (A) the number of shares of Common Stock and Preferred Stock purchased on or prior to such date by the CSFB Parties pursuant to this Agreement as of the date of purchase of any Additional Shares and (B) $100.00, and (ii) the denominator of which is equal to $30,000,000; provided, that such number shall be increased or decreased, as appropriate, in the event that prior to such purchase there shall have occurred any subdivision, split-up, combination or reverse split of shares of Common Stock.

                  (d) The purchase price for all Additional Shares shall be payable in cash and shall be made by wire transfer of immediately available funds to an account or accounts designated by the Company in writing not later than at least two Business Days prior to the date of the purchase.

                  (e) Except with respect to Permitted Transferees, the option to purchase Additional Shares pursuant to this Agreement may not be assigned without the prior written consent of a Majority Interest.

         Section 2.4 Initial CSFB Contribution.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing the CSFB Parties shall contribute as a capital contribution to the Company (the "INITIAL CSFB CONTRIBUTION"), and the Company shall accept from the CSFB Parties, the following cash contributions:

CSFB Party                                             Cash Contribution
----------                                             -----------------
DLJ Merchant Banking Partners III, L.P.                   13,273,904
DLJ Offshore Partners III, C.V.                              707,658
DLJ Offshore Partners III-1, C.V.                            236,866
DLJ Offshore Partners III-2, C.V.                            168,658
Millennium Partners II, L.P.                                  42,042
DLJ MB Partners III GmbH & Co. KG                            111,916
MBP III Plan Investors, L.P.                               3,098,956
                                                         -----------
                                              TOTAL:     $17,640,000

         Such contributions shall be made by wire transfer of immediately available funds to an account or accounts designated by the Company in writing at least two Business Days prior to the Closing.

                  (b) In consideration of the foregoing, at the Closing, subject to the terms and conditions of this Agreement, the Company will issue to the CSFB Parties the number of Securities set forth below:

                                                                Shares of
CSFB Party                                           Common Stock         Preferred Stock         Warrants
----------                                           ------------         ---------------         --------
DLJ Merchant Banking Partners III, L.P.                 37,625                97,823                97,823
DLJ Offshore Partners III, C.V                           2,006                 5,215                 5,215
DLJ Offshore Partners III-1, C.V                           671                 1,746                 1,746
DLJ Offshore Partners III-2, C.V                           478                 1,243                 1,243
Millennium Partners II, L.P.                               119                   310                   310
DLJ MB Partners III GmbH & Co. KG                          317                   825                   825
MBP III Plan Investors, L.P.                             8,784                22,838                22,838
                                                       -------              --------              --------
                                           TOTALS:      50,000               130,000               130,000


         Section 2.5 Subsequent CSFB Contribution.

                  (a) At any time prior to July 1, 2004, the Company may request (a "CAPITAL REQUEST") that the CSFB Parties make and, subject to the terms and conditions of this Agreement, the CSFB Parties shall make, an additional cash capital contribution or contributions to the Company (each, a "SUBSEQUENT CSFB CONTRIBUTION"); provided:

                           (i) the aggregate amount of all Subsequent Capital
                  Contributions shall not exceed $11,760,000 (the "COMMITMENT AMOUNT");

                           (ii) no Subsequent Capital Contribution shall be less
                  than $4,000,000 (unless at such time the Commitment Amount remaining shall be less than $4,000,000);

                           (iii) the CSFB Parties shall have received not less
                  than 20 Business Days' written notice of the Subsequent CSFB Contribution from the Chief Executive Officer of the Company; and

                           (iv) a majority of the Board shall have authorized
                  such Capital Request and approved of such Subsequent Capital Contribution for use in connection with (A) the drilling of coal bed methane wells, for remedial work on coal bed methane wells (in either case, located on the Contributed Assets or the Acquired Assets) or the creation or improvement of infrastructure to promote the gathering and production of coal bed methane from such wells or (B) an acquisition of assets; provided that such acquisition shall have been approved by the CSFB Parties.

                  (b) In consideration of the foregoing, for each $980,000 in Subsequent Capital Contribution received from the CSFB Parties, the Company will issue to the CSFB Parties 10,000 shares of Preferred Stock and 10,000 Warrants.

                  (c) The Subsequent CSFB Contribution shall be made by wire transfer of immediately available funds to an account or accounts designated by the Company in writing not later than at least two Business Days prior to the date of such Subsequent CSFB Contribution.

         Section 2.6 Grant of Additional Warrants. In the event the Company shall at any time on or after June 30, 2005 elect to pay dividends on the Preferred Stock in kind, then, in accordance with Section 2(b) of the Certificate of Designations, for each additional share of Preferred Stock distributed as a dividend payment, the Company shall deliver a single Warrant to the holders of each share of Preferred Stock on which each in kind dividend is paid. The Warrants, if any, so distributed shall be exercisable for shares of Common Stock at a price per share equal to the exercise price of the outstanding Warrants on the day of such distribution.

         Section 2.7 Allocation Agreement. Each of the Company, RMG, CCBM and the CSFB Parties agree to the following allocations in the manner set forth on Exhibit G for all purposes including, without limitation, for purposes of U.S. federal, state and local income tax:

                  (a) An allocation of the value of the Initial CSFB Contribution between the Warrants and the Preferred Stock.

                  (b) An allocation of the value of the CCBM Contributed Assets, less the Assumed CCBM Liabilities, between the 75,000 shares of Common Stock and the option described in Section 2.3(a).

                  (c) An allocation of the value of the RMG Contributed Assets, less the Assumed RMG Liabilities, between the 75,000 shares of Common Stock and the option described in Section 2.3(b).

                  (d) An allocation of the value of the 75,000 shares of Common Stock and the option described in Section 2.3(a), increased by the amount of the Assumed CCBM Liabilities, among the CCBM Contributed Assets.

                  (e) An allocation of the value of the 75,000 shares of Common Stock and the option described in Section 2.3(b), increased by the amount of the Assumed RMG Liabilities, among the RMG Contributed Assets.

         Section 2.8 Disclaimers. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLES IX OR X, OR IN THE CONVEYANCE INSTRUMENTS TO BE DELIVERED BY EITHER CCBM OR RMG, AS THE CASE MAY BE, TO THE COMPANY HEREUNDER, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CCBM AND RMG, AS THE CASE MAY BE, EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO (i) TITLE TO ANY OF THE CONTRIBUTED ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONTRIBUTED ASSETS, PROVIDED, HOWEVER, NOTWITHSTANDING THE FOREGOING, RMG REPRESENTS AND WARRANTS, AND CCBM REPRESENTS AND WARRANTS THAT TO ITS KNOWLEDGE, THAT ANY HISTORICAL INFORMATION AS TO PRODUCTION AND SALES VOLUMES, VOLUMES OF

PRODUCED WATER AND PRICING OF HYDROCARBON SALES RELATED TO THE CCBM CONTRIBUTED ASSETS AND THE RMG CONTRIBUTED ASSETS, RESPECTIVELY PROVIDED TO ANY SUCH CONSULTANT FOR USE IN CONNECTION WITH THE PREPARATION OF ANY SUCH REPORT IS ACCURATE, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONTRIBUTED ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF THE CONTRIBUTED ASSETS OR FUTURE REVENUES GENERATED BY THE CONTRIBUTED ASSETS, (v) THE PRODUCTION OF HYDROCARBONS FROM THE CONTRIBUTED ASSETS, OR WHETHER PRODUCTION HAS BEEN CONTINUOUS, OR IN PAYING QUANTITIES, (vi) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONTRIBUTED ASSETS, OR (vii) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO THE OTHER INVESTORS, THE COMPANY OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, MACHINERY, TOOLS, FIXTURES AND OTHER TANGIBLE PROPERTY, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT THE COMPANY SHALL BE DEEMED TO BE OBTAINING EQUIPMENT, MACHINERY, TOOLS, FIXTURES AND OTHER TANGIBLE PROPERTY IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS AND THAT THE COMPANY AND THE OTHER INVESTORS HAVE MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS THEY DEEM APPROPRIATE WITH RESPECT THERETO.

                                  ARTICLE III.
                                     CLOSING

         The issuance and delivery of the Securities to be purchased by the Investors shall take place at a closing (the "CLOSING") to be held at the Houston offices of Akin Gump Strauss Hauer & Feld LLP on such date (the "CLOSING DATE") which shall be on the day which is two consecutive Business Days after the date on which the last of the conditions set forth in Article V is fulfilled or waived or is capable of being fulfilled at the Closing or at such other time or place as the parties hereto shall agree.

                                   ARTICLE IV.
                              CONDITIONS TO CLOSING

         Section 4.1 Closing Conditions of the Investors. Each Investor's obligation to acquire the Securities to be acquired by it hereunder on the Closing Date is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 4.1.

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date (except that representations and warranties made as of a specific date need be true only as of that date).

                  (b) The Company shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date.

                  (c) Each Investor shall have received (i) an Officer's Certificate signed by the President of the Company, dated the Closing Date, attaching (A) a true and complete copy of the Company's Certificate of Incorporation, together with all amendments thereto, as filed with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit H, (B) a true and complete copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware and in the form attached hereto as Exhibit I, (C) a true and complete copy of the Company's Bylaws in effect on the date thereof in the form attached hereto as Exhibit J, (D) certificates of good standing of the appropriate officials of the jurisdiction of formation of the Company and of each state or other jurisdiction in which the Company is qualified to transact business, and is transacting business, except those other jurisdictions where the failure to be so qualified would not have a Material Adverse Effect and (E) a true and correct copy of the resolutions of the Board authorizing and approving the execution of this Agreement and each Related Agreement and the performance of the transactions contemplated hereby and thereby and
         (ii) a Closing Certificate signed by the President of the Company, dated the Closing Date, in the form of Exhibit K-1 attached hereto.

                  (d) The offering and sale of the Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws.

                  (e) (i) There shall be no Proceedings pending or, to the Company's knowledge threatened, against or affecting the Company or any of its properties or rights, or any of its Affiliates, Associates, officers or Directors, before any Governmental Entity which (A) seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or (B) questions the validity or legality of any such transaction, and (ii) to the Company's knowledge there shall be no valid basis for any such Proceeding.

                  (f) The Company shall have duly received all Approvals, Permits and certificates, other than Customary Filings, by or of all Governmental Entities required for the issuance of the Securities by the Company, the execution and delivery of the Related Agreements and the consummation of the transactions contemplated hereby and thereby, and all of the foregoing shall be in full force and effect at the Closing Date.

                  (g) The initial members of the Board shall have been appointed Directors of the Company, as specified in the Securityholders Agreement, effective upon the Closing.

                  (h) The Company and each of Peter G. Schoonmaker and Gary W. Uhland shall have entered into the Employment Agreements.

                  (i) The Company and RMG shall have entered into the RMG Transition Services Agreement.

                  (j) The Company and Carrizo shall have entered into the Carrizo Transition Services Agreement.

                  (k) The Company and the Investors shall have entered into the Securityholders Agreement and the AMI Agreement.

                  (l) The 2003 Capital Expenditures Budget, a copy of which is attached as Exhibit L hereto, shall have been approved by the Board.

                  (m) The 2003 General and Administrative Expenses Budget, a copy of which is attached as Exhibit M hereto, shall have been approved by the Board.

                  (n) The Company shall have delivered to the Investors a detailed statement setting forth the uses of the proceeds resulting from the offer and sale of the Securities pursuant to this Agreement, which statement shall be acceptable to the Investors.

                  (o) The Company shall have delivered to the Investors a five-year financial forecast for the Company which forecast shall be based on assumptions believed reasonable by management for the Company and otherwise acceptable to the Investors; provided that, notwithstanding any other provisions hereof, it is recognized by the Investors that such projections and any reserve report delivered in connection with this Agreement as they relate to future events are not to be viewed as fact and that the actual results during the period or periods covered by the projections or reserve reports may differ from the projected results set forth therein by a material amount; and, without limiting the generality of the foregoing, no representation or warranty is made in this Agreement as to future prices of hydrocarbons or as to the timing or results of future exploration or production operations.

                  (p) Each of CCBM and RMG shall have delivered to the Company possession of the certificates representing or evidencing the Common Stock issued to such parties pursuant hereto.

                  (q) Each of the Contributions and the Initial CSFB Contribution shall be made concurrently and each Investor's obligation to make its respective contribution is conditioned upon the concurrent contribution of each other Investor.

         Section 4.2 Closing Conditions of the CSFB Parties. In addition to the conditions set forth in Section 4.1 above, the obligation of the CSFB Parties to make the Initial CSFB Contribution and to acquire Securities in connection therewith, is further subject to the satisfaction or waiver, on or prior to the Closing Date, of the conditions contained in this Section 4.2.

                  (a) Baker Botts L.L.P., counsel to CCBM, shall have delivered a legal opinion dated the Closing Date substantially in the form attached hereto as Exhibit N to the CSFB Parties.

                  (b) Davis Graham & Stubbs LLP, counsel to RMG, shall have delivered a legal opinion dated the Closing Date substantially in the form attached hereto as Exhibit O to the CSFB Parties.

                  (c) All conditions precedent to the consummation of the Acquisitions shall have been satisfied or waived except for the payment of the purchase price with respect thereto, and RMG shall have delivered true and correct copies of the First Source Agreements and such agreements shall have been validly and fully executed by the purchasers and sellers party thereto.

                  (d) The representations and warranties of CCBM and RMG contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date (except that representations and warranties made as of a specific date need be true only as of that date).

                  (e) CCBM and RMG shall have performed in all material respects all of their respective obligations under this Agreement required to be performed by them on or prior to the Closing Date.

                  (f) The CSFB Parties shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (g) The CSFB Parties shall have been furnished with reasonably requested evidence of all Required Consents, other than Customary Filings, and each such Required Consent shall be unconditional or be subject to conditions which have been satisfied on or before the Closing Date.

                  (h) There shall have occurred no Material Adverse Change.

         Section 4.3 Closing Conditions of CCBM. In addition to the conditions set forth in Section 4.1 above, the obligation of CCBM to acquire the Shares to be acquired by it hereunder on the Closing Date is further subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 4.3.

                  (a) The representations and warranties of the CSFB Parties and RMG contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date (except that representations and warranties made as of a specific date need be true only as of that date).

                  (b) The CSFB Parties and RMG shall have performed in all material respects all of their respective obligations under this Agreement required to be performed by them on or prior to the Closing Date.

                  (c) CCBM shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         Section 4.4 Closing Conditions of RMG. In addition to the conditions set forth in Section 4.1 above, the obligation of RMG to acquire the Shares to be acquired by it hereunder on the Closing Date is further subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 4.3.

                  (a) The representations and warranties of the CSFB Parties and CCBM contained in this Agreement shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date (except that representations and warranties made as of a specific date need be true only as of that date).

                  (b) The CSFB Parties and CCBM shall have performed in all material respects all of their respective obligations under this Agreement required to be performed by them on or prior to the Closing Date.

                  (c) RMG shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         Section 4.5 Closing Conditions of the Company. The Company's obligation to issue the Securities to any Investor hereunder at any Closing is subject to the satisfaction or waiver, on or before the applicable Closing Date of the conditions contained in this Section 4.5.

                  (a) The representations and warranties of such Investor contained in Article VIII hereof shall be true in all respects at and as of the applicable Closing Date, as if made at and as if such date (except that representations and warranties made as of a specific date need be true only as of that date).

                  (b) Each of CCBM and RMG shall have delivered to the Company an Officer's Certificate in the form of Exhibit K-2, dated the Closing Date.

                  (c) Such Investor shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the applicable Closing Date.

                  (d) In the case of RMG and CCBM, each of RMG and CCBM, respectively, shall have delivered to the Company possession of the certificates representing the Common Stock issued to such Investor pursuant hereto.

                  (e) The Company shall have duly received all Approvals, Permits and certificates, other than Customary Filings, by or of all Governmental Entities required for the issuance of the Securities by the Company, the execution and delivery of the Related Agreements and the consummation of the transactions contemplated hereby and thereby, and all of the foregoing shall be in full force and effect at the Closing Date.

                                   ARTICLE V.
                 CONDITIONS TO THE SUBSEQUENT CSFB CONTRIBUTION

         Section 5.1 Conditions to the Subsequent CSFB Contribution. The obligation of the CSFB Parties to make the Subsequent CSFB Contribution and to acquire the Securities to be acquired by them in connection therewith is subject to the prior satisfaction or waiver of the conditions contained in this Section 5.1.

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the date of the Subsequent CSFB Contribution, as if made at and as of such date (except that representations and warranties made as of a specific date need be true only as of that date) except for such breaches that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The Company shall have performed in all material respects all of its obligations under this Agreement and any Related Agreement required to be performed by it on or prior to the date of the Subsequent CSFB Contribution.

                  (c) The representations and warranties of CCBM and RMG contained in this Agreement shall be true and correct at and as of the date of the Subsequent CSFB Contribution, as if made at and as of such date (except that representations and warranties made as of a specific date need be true only as of that date).

                  (d) CCBM and RMG shall have performed in all material respects all of their respective obligations under this Agreement and any Related Agreement to which each is a party required to be performed by it on or prior to the date of the Subsequent CSFB Contribution.

                  (e) There shall have occurred no Material Adverse Change nor any change, event or occurrence which has a material adverse effect on the prospects of the Company and its subsidiaries, taken as a whole, or on the Contributed Assets and the Acquired Assets, taken as a whole, since the Closing Date.

                  (f) There shall not have occurred any breach by the Company in any material term or provision of the Preferred Stock or any of the Related Agreements.

                  (g) Prior to any Subsequent CSFB Contribution, the Company shall have delivered a use of proceeds statement indicating that the proceeds of such contribution shall be used only in connection with (i) expenditures approved by a majority of the Board with respect to the drilling of coal bed methane wells, for remedial work on coal bed methane wells (in either case, located on the Contributed Assets or the Acquired Assets) or the creation or improvement of infrastructure to promote the gathering and production of coal bed methane from such wells or (ii) any acquisition approved by the CSFB Parties, which approval may be withheld in their sole and absolute discretion.

                                   ARTICLE VI.
                                    COVENANTS

         Section 6.1 Cooperation, Approvals, Further Action. The Company and the each of the Investors covenants and agrees to cooperate and use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties to obtain all Approvals that may be necessary or which may be reasonably requested by the Company or the Investors to consummate the transactions contemplated by this Agreement and the Related Agreements. In case at any time after the date hereof any commercially reasonable further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take all such reasonably necessary action. Without limiting the foregoing, the parties hereto acknowledge that CCBM and RMG shall be responsible for obtaining any Required Consents prior to the Closing and CCBM and RMG agree to assist and cooperate with the Company in obtaining any approvals of any Governmental Entities with respect to the assignment of the leases included in the Contributed Assets.

         Section 6.2 Closing Conditions; Adverse Effect. Each of CCBM and RMG covenants and agrees, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, (i) not to take any action that will, or is reasonably likely to, (A) cause any breach of its respective representations and warranties contained herein such that any condition to the Closing contained herein would not be satisfied or (B) adversely affect the Contributed Assets and
(ii) not to amend or otherwise modify any term or provision of any Related Agreement, in each case, without the prior written consent of the CSFB Parties; provided, however, that such consent shall be deemed given unless the CSFB Parties notify CCBM and RMG to the contrary within three Business Days of receipt of a written request therefor.

         Section 6.3 Supplements to Schedules. Each of the parties hereto agree that any party hereto may supplement or amend any schedule required by Article VII, Article VIII, Article IX or Article X with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedules; provided, however, that no supplement or amendment of any schedule made pursuant to this
Section 6.3 shall be deemed to cure any preexisting breach of any representation or warranty made in this Agreement unless the parties agree thereto in writing.

         Section 6.4 Access. At all times from and after the date hereof until the Closing, each of CCBM and RMG shall afford the other Investors and their respective counsel and other authorized representatives reasonable access to its respective properties, employees and officers and subsidiaries and to all Records, in each case, as related to the Contributed Assets provided, however, that each of CCBM and RMG reserves the right to withhold any information if disclosure is prohibited by an agreement with a third party. The foregoing notwithstanding, each of CCBM and RMG shall use its commercially reasonable efforts to obtain any such third party consent required in connection with the provision to the other Investors of any information related to the Contributed Assets.

         Section 6.5 Confidentiality. Each Investor shall, and shall cause its representatives to, hold confidential all information relating to CCBM and RMG or any of their respective subsidiaries it has received from such party or any of its representatives and any information such Investor receives (whether before or after the date hereof) from CCBM or RMG or any of their respective representatives as a result of Section 6.4 above or such Investor's ownership of Securities; provided, however, that the foregoing shall not apply to (A) information that is or becomes generally available to the public other than as a result of a disclosure by such Investor or any of its Affiliates or representatives in violation of this Section 6.5, (B) information that is or becomes available to such Investor or any of its representatives on a nonconfidential basis from a source other than CCBM or RMG or their respective Affiliates or representatives, provided that such source is not known by such Investor to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Investor to whom such duty is owed or any other party, (C) disclosures to any partner, Affiliate, subsidiary or parent company of such Investor for the purpose of evaluating its investment in the Company (in which case, such Investor shall cause each such Person to hold the information confidential in accordance with this Section 6.5) or (D) information that is required to be disclosed by such Investor or any of its representatives as a result of any applicable Law; provided further, that in the event information is required to be disclosed pursuant to clause (D) above, the Person proposing such disclosure shall provide the applicable other Investor, to the extent practicable an opportunity, reasonably in advance of such disclosure, to review and comment on the form and content of the proposed disclosure. The foregoing to the contrary notwithstanding, the obligations of confidentiality contained herein, as they relate to the transactions contemplated by this Agreement, shall not apply to the tax structure or tax treatment of such transactions, and each party hereto (and any of their respective employees, representatives, or agents) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analysis) that are provided to such Person relating to the tax treatment and tax structure of such transactions (provided that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any Person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws).

         Section 6.6 Additional Affirmative Covenants of the Company. All covenants contained in this Section 6.6 shall be given independent effect. The provisions of this Section 6.6 are for the benefit of Investors for so long as they hold any Securities.

                  (a) The Company covenants that (i) all shares of Common Stock that may be issued upon the exercise of the Warrants and all of the Additional Shares that may be issued pursuant to this Agreement will, upon issuance and upon full payment therefor, be validly issued, fully paid and nonassessable (except to the extent specified in the Delaware General Corporation Law) and free from all taxes, liens and charges (other than under the Securityholders Agreement) with respect to the issuance thereof and (ii) the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the (A) issuance of all of the Additional Shares and (B) during the period within which the Warrants may be exercisable for shares of Common Stock, the exercise of all Warrants.

                  (b) Within 60 days after Closing, upon presentation of reasonably requested documentary proof the Company will (i) pay, or reimburse the CSFB Parties for the payment of, all reasonable out-of-pocket expenses arising in connection with the transactions and other agreements and instruments contemplated by this Agreement with respect to the Closing, including the reasonable fees and expenses of the CSFB Parties' counsel, advisors and consultants and (ii) reimburse RMG for the fees payable under that certain Financial Advisory Agreement, dated the 24th day of July, 2002, between U.S. Energy and Sanders Morris Harris Inc. which are actually incurred by U.S. Energy, provided such reimbursement shall not exceed $1,150,000 in the aggregate.

                  (c) The Company will take all actions necessary to become duly qualified to own, hold and operate the Contributed Assets and the Acquired Assets, shall comply with all bonding requirements to own, hold and operate such assets and shall obtain insurance with respect to such assets of the type and in amounts customary for the oil and gas industry.

                  (d) Prior to Closing, the Company shall cause to be delivered to the CSFB Parties title opinions and other title information with respect to the producing wells, group of wells and units and leases and well locations ("WELLS") contributed by the Contributing Parties and the Wells acquired upon consummation of the Acquisitions, in each case in form and substance reasonably acceptable to the CSFB Parties.

         Section 6.7 Taxes. Each Contributing Party shall be severally responsible for, and shall pay, when due, all unpaid ad valorem property, production, windfall profit, severance and similar taxes and assessments based upon or measured by the ownership of such party's Contributed Assets or the production of Hydrocarbons or the receipt of proceeds therefrom attributable to the period prior to the Closing Date. After the Closing Date, when the Company receives tax statements for the Contributed Assets from the appropriate taxing authorities for which the Contributing Parties are responsible in whole or in part, the Company shall deliver to each of the Contributing Parties a copy of such statements, together with the amount, if applicable, of each Contributing Party's pro rata share thereof, and each Contributing Party shall pay to the Company the amount for which it is responsible within three Business Days of receipt of such statement. For purposes of the immediately preceding sentence, a Contributing Party's pro rata share of such Taxes shall be based on
(a) in the case of any such Taxes that are determined by reference to production, windfall profit or severance, the percentage of production, income or profits, as applicable, for the period to which such Taxes relates that is produced or earned prior to the Closing Date and (b) in the case of any other such Taxes, the percentage of the actual period to which such Taxes relate that precedes the Closing Date.

         Section 6.8 Public Disclosures. Any public announcements regarding this Agreement, the Related Agreements or the transactions contemplated hereby and thereby, or the financial performance of the Company shall be made only with the mutual consent of all Investors, which consent shall not be unreasonably withheld or delayed, except as may be required, and to the extent required, by applicable law or stock exchange regulations, in which case the Investor required to issue the public announcement shall allow the other Investors reasonable time to comment on such release or statement in advance of its issuance.

         Section 6.9 Brokers' Fees. No broker, finder or investment banker (other than Sanders Morris Harris, the fees and expenses of which shall be paid by RMG) is entitled to any brokerage, finder's fee or other fee or commission payable by the Company or any subsidiary of the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Company or any subsidiary of the Company.

         Section 6.10 Company Records. Until the later of six years after the Closing Date and two years after the expiration of any related indemnification obligations of the Investors in connection with this Agreement, the Company shall:

                  (a) (i) preserve and retain the Records, (ii) furnish copies of the Records, to the extent not retained by the Investors, to the Investors at the Investors' expense and (iii) make such Records available to the Investors and their respective officers, employees, consultants and representative upon reasonable notice and during normal business hours; provided, however, that (A) in the event that the Company transfers all or a portion of the Contributed Assets to any third party during such period, the Company may transfer to such third party all or a portion of the Records relating to the Contributed Assets being transferred, provided that such third party expressly assumes in writing the obligations of the Company set forth in this
         Section 6.10 and the Company first offers the Investors the opportunity, at the Investors' expense, to copy such Records, and (B) in the event that Buyer desires to destroy or dispose of all or any portion of the Records during such period, Buyer shall first offer the Investors the opportunity, at the Investors' expense, to obtain such Records prior to destruction or disposition thereof by the Company; and

                  (b) permit reasonable access of representatives of the Investors to employees of the Company and its affiliates on a mutually convenient basis to obtain additional information with respect to the continuing obligations or rights, if any, of the Investors in connection with this Agreement.

         Section 6.11 Retention of Stock Certificates; Negative Pledge. The Company shall retain possession of the certificates representing the Common Stock issued to each of RMG and CCBM pursuant hereto until July 1, 2004; provided that in the event the Company shall bring a Claim prior to such date with respect to a breach of representation or warranty by RMG or CCBM, the Company shall retain possession of the certificates representing the Common Stock issued to RMG or CCBM, as the case may be, until the earlier of (i) the date such Claim shall be resolved pursuant to Section 13.2 without liability to RMG or CCBM, as the case may be, and

(ii) the date on which any Award with respect to such Claim shall be satisfied by RMG or CCBM, as the case may be. Prior to the return of their respective stock certificates pursuant hereto, neither RMG nor CCBM shall create, incur, assume or suffer to exist any lien upon or security interest in any of the Common Stock beneficially owned by such party and represented by such certificates.

                                  ARTICLE VII.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Investor as of the Closing Date that:

         Section 7.1 Organization; Qualification and Authority; Binding Obligations. The Company is a corporation duly formed and validly existing in good standing under the laws of the State of Delaware. The Company has been recently incorporated and has not engaged in any activities other than those related to this Agreement. The Company has no subsidiaries. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. Subject to Customary Filings, the Company has the corporate power to own its properties and to carry on its business as it is now being conducted. The Company has all requisite corporate power and authority to enter into this Agreement and each Related Agreement to which it is a party and to issue and sell the Shares and the Warrants and to issue the Additional Shares upon payment therefor and Common Stock upon exercise of the Warrants and has the requisite power and authority to carry out the transactions contemplated hereby to be performed by it, and the execution, delivery and performance of this Agreement and each other agreement or instrument executed and delivered by the Company pursuant hereto or in connection herewith have been duly authorized by all necessary action. This Agreement and each other agreement or instrument executed and delivered by the Company pursuant hereto or in connection herewith constitute the legal, valid and binding obligations of the Company and, except as may be affected (i) by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws and judicial decisions affecting the rights of creditors generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity), are enforceable against the Company in accordance with their respective terms.

         Section 7.2 Authorized Shares and Related Matters. As of the date of this Agreement (a) the aggregate authorized Shares of the Company consists of 2,000,000 Shares, of which 1,000,000 are shares of Common Stock and 1,000,000 are shares of Preferred Stock; (b) prior to the issuances contemplated hereby, no shares of Common Stock or Preferred Stock are issued and outstanding; (c) except as expressly provided in this Agreement, the Warrants, the Certificate of Designations or the Securityholders Agreement, the Company does not have outstanding any securities convertible into or exchangeable for any Shares, any rights to subscribe for or to purchase or any options for the purchase of, or, except pursuant to this Agreement, any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any Shares, or any securities convertible into or exchangeable for any Shares; and (d) except pursuant to the terms of the Preferred Stock contemplated to be issued hereby, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Shares.

         Section 7.3 Defaults; Indebtedness. The Company is not in violation of and is not in default (a) under its certificate of incorporation or bylaws or any Related Agreement or (b) with respect to any Law and there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a default under any of the foregoing. The Company has no outstanding Indebtedness.

         Section 7.4 No Violation. The execution and delivery of this Agreement by the Company and the Investors do not, and the consummation by the Company and the Investors of the agreements and transactions contemplated by this Agreement (including the Contributions and the Assumptions) will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the certificate of incorporation or bylaws of the Company, (b) violate any Approval, Law or Permit to which the Company is a party or to which the Company or any of its property is subject or (c) conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which the Company is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, is likely to result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of the Company, except, in the case of clause (b) and (c) above, for any such violations, conflicts, breaches or accelerations which would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 7.5 Offering of Shares. Based in part on the representations and warranties of the Investors in Article VIII, the offer, sale and issuance of the Securities pursuant to this Agreement do not require registration of such securities under the Securities Act or registration or qualification under any applicable state "blue sky" or securities laws. The Company, directly or indirectly, has not taken and will not take any action which would subject the issuance or sale of any of the Securities to the provisions of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky" law or similar law of any applicable jurisdiction.

                                  ARTICLE VIII.
                REPRESENTATIONS, AND WARRANTIES OF THE INVESTORS

         Each Investor severally but not jointly, represents and warrants solely with respect to itself to the Company and to the other Investors as of the Closing Date that:

         Section 8.1 Investment Matters.

                  (a) Such Investor is acquiring Securities solely for its beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of Securities in violation of applicable securities laws;

                  (b) Such Investor understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part upon the bona fide nature of its investment intent and upon the accuracy of its representations made in this Article VIII;

                  (c) Such Investor understands that the Company is relying in part upon the representations and agreements contained in this Article VIII for the purpose of determining whether the offer, sale and issuance of the Securities meets the requirements for such exemptions;

                  (d) Such Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act;

                  (e) Such Investor has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in Securities to which it is subscribing;

                  (f) Such Investor understands that the Securities will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that it may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and it understands that the Company has no obligation or intention to register any of the Securities thereunder (except pursuant to the registration rights granted in the Securityholders Agreement); and

                  (g) Such Investor has been furnished by the Company all information (or provided access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Securities for which such Investor is subscribing and the merits and risks of an investment in such Securities which it has requested or otherwise needs to evaluate the investment in such Securities; that in making the proposed investment decision, such Investor is relying solely on such information, the representations, warranties and agreements of each other Investor and on investigations made by it and its representatives; and that the offer to sell the Securities hereunder was communicated to such Investor in such a manner that it was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was it presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation.

         Section 8.2 Authority.

                  (a) Such Investor has full power and authority to enter into and perform its obligations under this Agreement; and

                  (b) This Agreement has been duly authorized, executed and delivered by a Person authorized to do so, constitutes the legal, valid and binding obligation of such Investor and, except as may be affected
         (i) by bankruptcy, insolvency, moratorium, reorganization and other similar laws and judicial decisions affecting the rights of creditors generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity), is enforceable against such Investor in accordance with its terms.

         Section 8.3 No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not, without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Investor is subject, or (ii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or bylaws, or partnership agreement or other organizational document, as applicable, or any agreement or other instrument to which such Investor is a party or by which such Investor is bound.

         Section 8.4 Other Agreements. Such Investor has not entered into any agreement, written or otherwise, to dispose of the Securities (or any interest therein) it receives pursuant to this Agreement.

                                   ARTICLE IX.
                     REPRESENTATIONS AND WARRANTIES OF CCBM

         In addition to the representations and warranties contained in Article VIII hereof, CCBM, represents and warrants to the other Investors and the Company as of the Closing Date that:

         Section 9.1 Organization; Qualification and Authority; Binding Obligations.

                  (a) CCBM (i) is a corporation duly formed and validly existing in good standing under the laws of the State of Delaware, (ii) is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect, (iii) has the corporate power to own its properties and to carry on its business as it is now being conducted, (iv) has all requisite corporate power and authority to enter into this Agreement and each Related Agreement to which it is a party and has the requisite power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary action;

                  (b) no Approval of any stockholders of CCBM or any stockholders of any Affiliate is required for consummation of the transactions contemplated by this Agreement or the Related Agreements; and

                  (c) this Agreement, each Related Agreement to which it is a party and each other agreement or instrument executed and delivered by CCBM pursuant hereto or in connection herewith constitutes the legal, valid and binding obligations of CCBM and, except as may (i) be affected by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws and judicial decisions affecting the rights of creditors generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity), are enforceable against CCBM in accordance with their respective terms.

         Section 9.2 Defaults; Outstanding Debt. CCBM has not violated nor is it in default under (a) its certificate of incorporation or bylaws, (b) any Indebtedness, (c) any indenture, mortgage, lease, or any other contract, agreement or instrument to which it is a party or by which it or any of its properties are bound or affected or (d) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic department, commission, board, bureau, agency or instrumentality, and to CCBM's knowledge there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a default under any of the foregoing, except for such violations or defaults described in clauses (b), (c) or (d) above which would not, in the aggregate, have a Material Adverse Effect.

         Section 9.3 No Violation. The execution and delivery by CCBM of this Agreement and each Related Agreement to which it is a party does not, and the execution and delivery by Carrizo of the Carrizo Transition Services Agreement and the consummation of the agreements and transactions contemplated by this Agreement and such Related Agreements will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the certificate of incorporation and bylaws of Carrizo, CCBM or any subsidiary thereof, (b) to CCBM's knowledge, violate any Approval, Law or Permit to which Carrizo, CCBM or any subsidiary thereof is a party or to which the Company or any subsidiary thereof or any of their respective property is subject or (c) subject to receipt of the Required Consents, conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument (including oil and gas leases) to which Carrizo, CCBM or any subsidiary thereof is a party or, to the knowledge of CCBM, to which any of the CCBM Contributed Assets are subject, or constitute a default thereunder or an event which, with the lapse of time or notice or both, is likely to result in a default thereunder or the creation of any Lien upon any of the assets or properties of CCBM or any subsidiary thereof, except, in the case of clauses (b) and (c) above, for any such violations, conflicts, breaches or accelerations not directly pertaining to the CCBM Contributed Assets which would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.4 Consents. Neither the nature of CCBM nor any of its businesses or properties, nor any relationship between CCBM and any other Person is such as to require on behalf of CCBM any Approval, other than Customary Filings, of any Governmental Entity in connection with the valid execution, delivery and performance of this Agreement or fulfillment of or compliance with the terms and provisions hereof, other than Customary Filings and other filings which have been made or consents obtained or not required to be made until after the Closing Date.

         Section 9.5 Investment Company Status. CCBM is not and, upon the consummation of the transactions contemplated by this Agreement and the Related Agreements, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

         Section 9.6 Taxes. To the knowledge of CCBM, all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production or removal of Hydrocarbons or the receipt of proceeds therefrom and relating to the CCBM Contributed Assets, to the extent such taxes and assessments have become due and payable as of the Closing, have been timely paid and all applicable tax returns required to be filed have been filed and there are no material claims by any applicable taxing authority pending against CCBM or any Affiliate thereof applicable to the CCBM Contributed Assets.

         Section 9.7 Compliance with Law. CCBM and each of its subsidiaries (i) is not in violation of any applicable Law (including without limitation Laws relating to environmental matters, securities, properties, production, sales, gathering and transportation of Hydrocarbons, occupational safety and health and product safety), except for any violations which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) has not received any written notice, which has not been dismissed or otherwise disposed of, that it has violated any applicable Laws, (iii) has not been charged or, to the knowledge of CCBM, formally threatened with or, to the knowledge of CCBM, under investigation with respect to any violation of any applicable Law and (iv) is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator, board, panel or Governmental Entity.

         Section 9.8 Proceedings. Except as disclosed on Schedule 9.8, there are no Proceedings pending or, to the knowledge of CCBM, threatened against CCBM or any of its subsidiaries relating to or against or affecting any CCBM Contributed Assets, any Assumed CCBM Liabilities or the Company or any of the Company's properties, at law or in equity, or before or by any Governmental Entity or before any arbitration board or panel, wherever located.

         Section 9.9 Title. CCBM has, and on the Closing Date the Company will have (a) Defensible Title to the CCBM Contributed Assets which constitute Proven Properties, free and clear of (i) all Liens arising by, through or under CCBM or any Affiliate thereof (other than in the case of nonoperated properties, Liens arising through the actions or omissions of the operator of which CCBM had no knowledge) and (ii) to the knowledge of CCBM, all other Liens, in any case, other than Permitted Encumbrances, and (b) Good and Legal Title in all of the CCBM Contributed Assets that do not constitute Proven Properties, free and clear of all Liens created by, through and under CCBM or any Affiliate thereof, but not otherwise, in the case of mineral rights or other real property, other than Permitted Encumbrances.

         Section 9.10 Contracts. Except as disclosed on Schedule 9.10, and except where the failure of any of the following statements to be true and correct would not have a Material Adverse Effect: (i) to the knowledge of CCBM, the leases, contracts, agreements, licenses and permits included in the CCBM Contributed Assets (the "CCBM CONTRACTS") to which CCBM is a party are in full force and effect and, to the knowledge of CCBM, all rental obligations with respect any leases have been paid when due; and (ii) CCBM is not in breach or default (and, to the knowledge of CCBM, no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the CCBM Contracts and none of the Contributions, the Assumptions, the execution or delivery of this Agreement or any Related Agreement or the consummation of the transactions contemplated by this Agreement or any Related Agreement will result in a breach or default of its obligations under the CCBM Contracts. To the knowledge of CCBM, no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists under any CCBM Contract. CCBM has not received any notice of any claimed defaults, offsets or cancellations from any lessors with respect to the CCBM Contributed Assets. CCBM has made available to the other Investors, upon request, copies of all CCBM Contracts and any amendments thereto to which CCBM is a party.

         Section 9.11 Permits. To the knowledge of CCBM (a) the operator of the CCBM Contributed Assets has all Permits required to own and operate the CCBM Contributed Assets, and such Permits are in full force and effect, and to CCBM's knowledge, there have not been any violations with respect to any such Permits nor is there any action pending or threatened that would change the terms of such Permits and (b) subject to Customary Filings, the execution and delivery by CCBM of this Agreement and each of the Related Agreements to which it is a party and the consummation by it of the transactions contemplated hereby will not result in any revocation cancellation, suspension or modification of any such Permits.

         Section 9.12 Consents, Preferential Rights, etc. Other than the applicable Required Consents set forth on Schedule 9.12, none of the CCBM Contribution, the execution or delivery by CCBM of this Agreement or any Related Agreement to which it is a party or the consummation of the agreements and transactions contemplated by this Agreement or any such Related Agreement requires any consent, approval or waiver from any Person that is not a Governmental Entity for the assignment to the Company of the CCBM Contributed Assets including, without limitation, with respect to any CCBM Contract, oil and gas lease, area of mutual interest or seismic data license that have not already been obtained (and such consents or waivers that have been obtained do not contain any requirements on the part of the Company or any Investor and are not conditional upon any future event occurring except conditions satisfied on or prior to Closing) and, to the knowledge of CCBM, all preferential rights to purchase, rights of first refusal and any similar rights affecting the CCBM Contributed Assets have been waived.

         Section 9.13 Marketing. To the knowledge of CCBM, except as disclosed on Schedule 9.13, no amounts of Hydrocarbons produced from the CCBM Contributed Assets are subject to a sales contract (except for contracts terminable without penalty by CCBM on not more than 30 days notice), and except as may be contained in any document described on Schedule 9.13, no Person has any call upon, option to purchase or similar rights under any agreement with respect to the CCBM Contributed Assets or to the production therefrom. CCBM has not in any respect collected, nor will CCBM in any respect collect, any proceeds from the sale of Hydrocarbons produced from the CCBM Contributed Assets that are subject to refund except as disclosed on Schedule 9.13. To the knowledge of CCBM, except as disclosed on Schedule 9.13, as of the date hereof, proceeds from the sale of Hydrocarbons from the CCBM Contributed Assets are being received in all respects by CCBM in a timely manner and were not being held in suspense for any reason. To the knowledge of CCBM, CCBM has not been nor will CCBM be obligated by virtue of any prepayment made under any production sales contract or any other contract containing a "take or pay" clause, or under any gas balancing, deferred production or similar arrangement to deliver gas or other minerals produced from or allocated to any of the CCBM Contributed Assets at some future time without receiving full payment therefor at the time of delivery. To the knowledge of CCBM, except as disclosed on Schedule 9.13, there are no material gas imbalances as between CCBM and any third party with respect to operations relating to the CCBM Contributed Assets.

         Section 9.14 Change in Condition. To the knowledge of CCBM, there has occurred no physical change in the CCBM Contributed Assets (other than operations and production in the ordinary course) or other casualty since December 31, 2002 that materially adversely affects the value, use or operation of any of the CCBM Contributed Assets (other than declines due to actual depletion).

         Section 9.15 No Other Activities. To the knowledge of CCBM, except as contemplated by this Agreement, the Company has not engaged in any material business activity.

         Section 9.16 Contributed Assets. With the exception of the assets described on Schedule 9.16, CCBM is contributing to the Company, pursuant to this Agreement, all of its assets, real and intangible in, or relating to the production of oil and gas in, the States of Montana and Wyoming

                                   ARTICLE X.
                      REPRESENTATIONS AND WARRANTIES OF RMG

         In addition to the representations and warranties contained in Article VIII hereof RMG represents and warrants to the other Investors and the Company as of the Closing Date that:

         Section 10.1 Organization; Qualification and Authority; Binding Obligations.

                  (a) RMG (i) is a corporation duly formed and validly existing in good standing under the laws of the State of Wyoming, (ii) is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect, (iii) has the corporate power to own its properties and to carry on its business as it is now being conducted, (iv) has all requisite corporate power and authority to enter into this Agreement and each Related Agreement to which it is a party and has the requisite power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary action;

                  (b) no Approval of any stockholders of RMG or any stockholders of any Affiliate, is required for consummation of the transactions contemplated by this Agreement and each Related Agreement; and

                  (c) this Agreement, each Related Agreement to which it is a party and each other agreement or instrument executed and delivered by RMG pursuant hereto or thereto or in connection herewith or therewith constitute the legal, valid and binding obligations of RMG and, except as may (i) be affected by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws and judicial decisions affecting the rights of creditors generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity), are enforceable against RMG in accordance with their respective terms.

         Section 10.2 Defaults; Outstanding Debt. RMG has not violated nor is it in default under (a) its certificate of incorporation or bylaws, (b) any Indebtedness, (c) any indenture, mortgage, lease, or any other contract, agreement or instrument to which it is a party or by which it or any of its properties are bound or affected or (d) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic department, commission, board, bureau, agency or instrumentality, and to RMG's knowledge there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a default under any of the foregoing, except for such violations or defaults described in clauses (b), (c) or (d) above which would not, in the aggregate, have a Material Adverse Effect.

         Section 10.3 No Violation. The execution and delivery by RMG of this Agreement and each Related Agreement to which it is a party does not, and the consummation of the agreements and transactions contemplated by this Agreement and such Related Agreements will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the certificate of incorporation and bylaws of RMG or any subsidiary thereof, (b) to RMG's knowledge, violate any Approval, Law or Permit to which RMG or any subsidiary thereof is a party or to which the Company or any subsidiary thereof or any of their respective property is subject or (c) subject to receipt of the Required Consents, conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument (including oil and gas leases) to which RMG or any subsidiary thereof is a party or to which any of the RMG Contributed Assets are subject, or constitute a default thereunder or an event which, with the lapse of time or notice or both, is likely to result in a default thereunder or the creation of any Lien upon any of the assets or properties of RMG or any subsidiary thereof, except, in the case of clauses (b) and (c) above, for any such violations, conflicts, breaches or accelerations not directly pertaining to the RMG Contributed Assets which would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 10.4 Consents. Neither the nature of RMG nor any of its businesses or properties, nor any relationship between RMG and any other Person is such as to require on behalf of RMG any Approval, other than Customary Filings, of any Governmental Entity in connection with the valid execution, delivery and performance of this Agreement or the Related Agreements or fulfillment of or compliance with the terms and provisions hereof or thereof, other than Customary Filings and other filings which have been made or consents obtained or not required to be made until after the Closing Date, except for any Approvals which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 10.5 Investment Company Status. RMG is not and, upon the consummation of the transactions contemplated by this Agreement and the Related Agreements, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

         Section 10.6 Taxes. All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production or removal of Hydrocarbons or the receipt of proceeds therefrom and relating to the RMG Contributed Assets, to the extent such taxes and assessments have become due and payable as of the Closing, have been timely paid and all applicable tax returns required to be filed have been filed and there are no material claims by any applicable taxing authority pending against RMG or any Affiliate thereof applicable to the RMG Contributed Assets.

         Section 10.7 Compliance with Law. RMG and each of its subsidiaries (i) is not in violation of any applicable Law (including without limitation Laws relating to environmental matters, securities, properties, production, sales, gathering and transportation of Hydrocarbons, occupational safety and health and product safety), except for any violations which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) has not received any written notice, which has not been dismissed or otherwise disposed of, that it has violated any applicable Laws, (iii) has not been charged or, to the knowledge of RMG, formally threatened with or, to the knowledge of RMG, under investigation with respect to any violation of any applicable Law and (iv) is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator, board, panel or Governmental Entity.

         Section 10.8 Proceedings. Except as disclosed on Schedule 10.8, there are no Proceedings pending or, to the knowledge of RMG, threatened against RMG or any of its subsidiaries relating to or against or affecting any RMG Contributed Assets, any Assumed RMG Liabilities or the Company or any of the Company's properties, at law or in equity, or before or by any Governmental Entity or before any arbitration board or panel, wherever located.

         Section 10.9 Title. RMG has, and on the Closing Date the Company will have, (a) Defensible Title to the RMG Contributed Assets that constitute Proven Properties, free and clear of all Liens other than Permitted Encumbrances and
(b) Good and Legal Title in all of the RMG Contributed Assets that do not constitute Proven Properties free and clear of all Liens created by, through or under RMG or any affiliate thereof, but not otherwise, in the case of mineral rights or other real property other than Permitted Encumbrances.

         Section 10.10 Contracts. Except as disclosed on Schedule 10.10, and except where the failure of any of the following statements to be true and correct would not have a Material Adverse Effect: (i) the leases, contracts, agreements, licenses and permits included in the RMG Contributed Assets (the "RMG CONTRACTS") to which RMG is a party are in full force and effect and all rental obligations with respect any leases have been paid when due; and (ii) RMG is not in breach or default (and, to the knowledge of RMG, no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the RMG Contracts and none of the Contributions, the Assumptions, the execution or delivery of this Agreement or any Related Agreement or the consummation of the transactions contemplated by this Agreement or any Related Agreement will result in a breach or default of its obligations under the RMG Contracts. To the knowledge of RMG, no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists under any RMG Contract. RMG has not received any notice of any claimed defaults, offsets or cancellations from any lessors with respect to the RMG Contributed Assets. RMG has made available to the other Investors, upon request, copies of all RMG Contracts and any amendments thereto to which RMG is a party.

         Section 10.11 Permits. (a) RMG has all Permits required to own and operate the RMG Contributed Assets that it operates as presently being owned and operated, and such Permits are in full force and effect, and to RMG's knowledge, there have not been any violations with respect to any such Permits nor is there any action pending or threatened that would change the terms of such Permits and
(b) subject to Customary Filings, the execution and delivery by RMG of this Agreement and each of the Related Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby will not result in any revocation cancellation, suspension or modification of any such Permit.

         Section 10.12 Consents, Preferential Rights, etc. Other than the applicable Required Consents set forth on Schedule 10.12, none of the RMG Contribution, the execution or delivery by RMG of this Agreement or any Related Agreement to which it is a party, or the consummation of the agreements and transactions contemplated by this Agreement or any such Related Agreement requires any consent, approval or waiver from any Person that is not a Governmental Entity for the assignment to the Company of the RMG Contributed Assets including, without limitation, with respect to any RMG Contract, oil and gas lease, area of mutual interest or seismic data license that have not already been obtained (and such consents or waivers that have been obtained do not contain any requirements on the part of the Company or any Investor and are not conditional upon any future event occurring except conditions satisfied on or prior to Closing) and all preferential rights to purchase, rights of first refusal and any similar rights affecting the RMG Contributed Assets have been waived.

         Section 10.13 Marketing. Except as disclosed on Schedule 10.13, no amounts of Hydrocarbons produced from the RMG Contributed Assets are subject to a sales contract (except for contracts terminable without penalty by RMG on not more than 30 days notice), and except as may be contained in any document described on Schedule 10.13, no Person has any call upon, option to purchase or similar rights under any agreement with respect to the RMG Contributed Assets or to the production therefrom. RMG has not in any respect collected, nor will RMG in any respect collect, any proceeds from the sale of Hydrocarbons produced from the RMG Contributed Assets that are subject to refund except as disclosed on
Schedule 10.13. Except as disclosed on Schedule 10.13, As of the date hereof, proceeds from the sale of Hydrocarbons from the RMG Contributed Assets are being received in all respects by RMG in a timely manner and were not being held in suspense for any reason. RMG has not been nor will RMG be obligated by virtue of any prepayment made under any production sales contract or any other contract containing a "take or pay" clause, or under any gas balancing, deferred production or similar arrangement to deliver gas or other minerals produced from or allocated to any of the RMG Contributed Assets at some future time without receiving full payment therefor at the time of delivery. Except as disclosed on
Schedule 10.13, there are no material gas imbalances as between RMG and any third party with respect to operations relating to the RMG Contributed Assets.

         Section 10.14 Change in Condition. There has occurred no physical change in the RMG Contributed Assets (other than operations and production in the ordinary course) or other casualty since December 31, 2002 that materially adversely affects the value, use or operation of any of the RMG Contributed Assets (other than declines due to actual depletion).

         Section 10.15 No Other Activities. To the knowledge of RMG, except as contemplated by this Agreement, the Company has not engaged in any material business activity.

         Section 10.16 Contributed Assets. With the exception of the assets described on Schedule 10.16, RMG is contributing to the Company, pursuant to this Agreement, all of its assets, real and intangible in, or relating to the production of oil and gas in, the States of Montana and Wyoming

         Section 10.17 Environmental Matters. Except as set forth on Schedule 10.17, (i) the Contributed Assets and the operations thereon are in compliance with all applicable

Environmental Laws, except where the failure to comply would not have a Material Adverse Effect; (ii) the Contributed Assets and the operations thereon are not subject to any existing, pending or, to the knowledge of RMG, threatened Proceedings under any Environmental Law; (iii) all Permits required to be obtained or filed with respect to the Contributed Assets or operations thereon under any Environmental Law have been obtained or filed and are valid, currently in full force and effect, and have not been violated; (iv) there has been no unauthorized release of any Hazardous Material, pollutant or contaminant into the environment affecting the Contributed Assets; (v) there has been no exposure of any Person or property to any Hazardous Material, pollutant or contaminant in connection with the properties, operations and activities related to the Contributed Assets; and (vi) RMG has made available to the other Investors all internal and external environmental audits, reports and studies and all correspondence on substantial environmental matters (in each case relevant to the Company and/or the Contributed Assets).

         Section 10.18 Operation of the Proven Properties. RMG has at all times developed, maintained and operated the Proven Properties in accordance with customary practices in the oil and gas production industry, in compliance with applicable laws, ordinances, rules, regulations and orders and in a prudent, good and workmanlike manner. All equipment used in connection with the operation of the Proven Properties is in good working order, ordinary wear and tear excepted, and has been constructed and maintained in accordance with sound oilfield operating practices. All such equipment is owned or co-owned by CCBM and/or RMG or leased or co-leased from non-affiliated lessors.

                                   ARTICLE XI.
                             TRANSFER OF SECURITIES

         Section 11.1 Restriction on Transfer. The Securities shall not be transferable except a holder of Securities may transfer such Securities upon the conditions specified in this Article XI, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer thereof; provided, however, that any such transfer shall be subject to the restrictions contained in the Securityholders Agreement and any transferee, by acceptance of the Securities, shall be deemed to have agreed to be bound by and entitled to the benefits of such agreement.

         Section 11.2 Restrictive Legends.

         Each certificate for the Securities, and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND THE OFFER AND SALE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

         ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE CONTRIBUTION AND SUBSCRIPTION AGREEMENT DATED, AS OF JUNE 23, 2003, AMONG THE ISSUER HEREOF AND CERTAIN OTHER PARTIES THERETO AND THE SECURITYHOLDERS AGREEMENT, DATED AS OF JUNE 23, 2003, AMONG THE ISSUER HEREOF AND CERTAIN OTHER PARTIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

                                  ARTICLE XII.
                                   TERMINATION

         Section 12.1 Termination. This Agreement may be terminated prior to the
Closing:

                  (a) by mutual agreement of the parties hereto;

                  (b) by any Investor in the event of a breach by any other Investor of any representation or warranty contained in this Agreement or any covenant or agreement required by the terms of this Agreement to be performed prior to the Closing Date which would give rise to the failure of a condition set forth in Article IV which cannot be cured or, if curable, has not been cured within 15 Business Days following receipt by the breaching party of written notice of such breach;

                  (c) by any Investor if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Company and the Investors shall use all commercially reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 12.1(c) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, such order, decree, ruling or other action; or

                  (d) by any Investor if the Closing shall not have occurred within 45 days of the date hereof, provided, however, that the right to terminate this Agreement under this Section 12.1(d) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur within such period.

         Section 12.2 Effect of Termination. In the event of the termination of this Agreement, written notice thereof shall be given to all other parties hereto by the terminating party specifying the provision pursuant to which the termination is made, and this Agreement shall forthwith become null and void, except for liability of a party arising out of willful breach of, or misrepresentation under, this Agreement prior to such termination.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

         Section 13.1 Indemnification.

                  (a) Subject to the limitations set forth herein, each of CCBM and RMG severally agrees to indemnify and hold the Company and the other Investors harmless from and against any liabilities, claims, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Company's counsel and counsel to each of the Investors in connection with any investigative, administrative or judicial proceeding, whether or not the Company or either other Investor is designated as a party thereto) that may be incurred by the Company or either other Investor, relating to or arising out of (i) any breach of the representations and warranties made by such Contributing Party in Article IX and Article X hereof or, with respect to the representations made in Section 9.9 and
         Section 10.9, any breach which cannot be cured or, if curable, has not been cured within 60 calendar days following receipt by the breaching party of written notice of such breach, (ii) any operation of assets of such Contributing Party not contributed to the Company under this Agreement, (iii) any Excluded CCBM Liabilities (in the case of CCBM's obligation of indemnification) or Excluded RMG Liabilities (in the case of RMG's obligation of indemnification), as the case may be, or (iv) ownership or operation of the CCBM Contributed Assets and the RMG Contributed Assets by CCBM and RMG, respectively, prior to the Closing Date including any liabilities arising with respect to such period (collectively, the "CLAIMS").

                  (b) Notwithstanding the provisions of this Section 13.1, (i) neither Indemnifying Party (as defined below) shall be required to indemnify or hold harmless any of the Indemnified Parties (as defined below) on account of any Claims under clause (i) of Section 13.1(a) unless and until the aggregate liability of such Indemnifying Party in respect of all such Claims exceeds the Threshold Amount; provided, however, that once such aggregate Claims exceed the Threshold Amount, the Indemnifying Party shall be required to indemnify and hold harmless the Indemnified Parties to the fullest extent permitted by law from all such Claims, excluding those within the Threshold Amount and (ii) neither Indemnifying Party's aggregate liability in respect of all such Claims under clause (i) of Section 13.1(a) will exceed the Ceiling Amount.

                  (c) NO PARTY HERETO (OR ITS AFFILIATES) SHALL HAVE THE RIGHT TO INDEMNIFICATION HEREUNDER FOR ANY CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, SPECULATIVE, TREBLE OR PUNITIVE DAMAGES (INCLUDING ANY LOSS OF EARNINGS OR PROFITS, LOSS OF REVENUE OR INCOME, COST OF CAPITAL OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY) SUFFERED BY SUCH PARTY UNLESS SUCH DAMAGES WERE INCURRED BY A THIRD PARTY AND ARE THE SUBJECT OF A THIRD PARTY CLAIM FOR WHICH A PARTY HERETO MAY OTHERWISE BE INDEMNIFIED PURSUANT HERETO.

                  (d) THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN SECTION 13.2(a) BE CONSTRUED AND APPLIED AS

         WRITTEN ABOVE NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL APPLY NOTWITHSTANDING ANY STATE'S "EXPRESS NEGLIGENCE RULE" OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNITEE'S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR GROSS NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN SECTION 13.2(a), THE INDEMNITIES SET FORTH HEREIN SHALL APPLY TO AN INDEMNITEE'S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS "CONSPICUOUS" FOR PURPOSES OF ALL STATE LAWS.

         Section 13.2 Indemnification Procedures.

                  (a) Any Person seeking indemnification under Section 13.1 (the "INDEMNIFIED PARTY") with respect to a Claim that is not a Third Party Claim shall commence and resolve such Claim solely in accordance with the dispute resolution procedures set forth in Section 13.3.

                  (b) If any Third Party Claim is asserted against any Indemnified Party and such Indemnified Party intends to seek indemnification hereunder from a party to this Agreement (the "INDEMNIFYING PARTY"), then such Indemnified Party shall give notice of the Third Party Claim to the Indemnifying Party as soon as practicable after the Indemnified Party has reason to believe that the Indemnifying Party will have an indemnification obligation with respect to such Third Party Claim and shall provide the Indemnifying Party with all papers served with respect to such Third Party Claim. Such notice shall describe in reasonable detail the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure of the Indemnified Party to so notify the Indemnifying Party of the Third Party Claim shall not relieve the Indemnifying Party from any duty to indemnify hereunder unless and to the extent that the Indemnifying Party demonstrates that the failure of the Indemnified Party to promptly notify it of such Third Party Claim materially prejudiced its ability to defend such Third Party Claim; provided, that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party otherwise than under this Agreement. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (c) The Indemnifying Party shall have the right to participate in, or assume control of, and the Indemnifying Party's insurance carrier shall have the right to participate in, the defense of the Third Party Claim at its own expense by giving prompt written notice to the Indemnified Party, using counsel of its choice reasonably acceptable to the Indemnified Party. If it elects to assume control of the defense of such Third Party Claim, the Indemnifying Party shall defend such Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with its participation in the defense thereof unless (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party fails to assume the defense or diligently prosecute the Third Party Claim or (iii) there shall exist or develop a conflict that would ethically prohibit counsel to the Indemnifying Party from representing the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any Person, in each case only if and to the extend that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The Indemnifying Party shall have the right, acting in good faith and with due regard to the interests of the Indemnified Party, to control all decisions regarding the handling of the defense without the consent of the Indemnified Party, but shall not have the right to admit liability with respect to, or compromise, settle or discharge any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability and obligations arising out of such Third Party Claim and which would not otherwise adversely affect the Indemnified Party.

                  (d) If the Indemnifying Party fails to assume the defense of a Third Party Claim within 30 days after receipt of written notice of the Third Party Claim, then the Indemnified Party shall have the right to defend the Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. The Indemnifying Party shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnified Party shall not be liable to the Indemnifying Party hereunder for any legal or other expenses incurred by the Indemnifying Party in connection with its participation in the defense thereof. If requested by the Indemnified Party, the Indemnifying Party agrees to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim that the Indemnified Party elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any Person, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The Indemnified Party shall have the right, acting in good faith and with due regard to the interests of the Indemnifying Party, to control all decisions regarding the handling of the defense without the consent of the Indemnifying Party, but shall not have the right to compromise or settle any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, unless such settlement compromise or consent includes an unconditional release of the Indemnifying Party from all liability and obligations arising out of such Third Party Claim.

                  (e) In the event an Indemnifying Party is determined to be liable with respect to any Claim pursuant to Section 13.3, such Indemnifying Party, within five Business Days after any such determination, shall pay to the Company in cash the full amount for which it is determined liable (an "AWARD"); provided, however, in lieu of any such cash payment the Indemnifying Party may, at its option, tender to the Company all of its right, title and interest in and to that number of shares of Common Stock (rounded to the nearest whole share) equal to the Award divided by $100, free and clear of all Encumbrances which, if accepted by the Company shall constitute a full accord and satisfaction with respect to the Award.

         Section 13.3 Dispute Resolution.

                  (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the Related Agreements, or the transactions contemplated thereby (a "DISPUTE") shall be resolved in accordance with this Section 13.3.

                  (b) Any party may give the other party written notice (a "DISPUTE NOTICE") of any Dispute which has not been resolved in the normal course of business. Within 15 Business Days after delivery of the Dispute Notice, the receiving party shall submit to the other party a written response (the "RESPONSE"). The Dispute Notice and the Response shall each include (i) a statement setting forth the position of the party giving such notice, a summary of the arguments supporting such position and, if applicable, the relief sought and (ii) the name and title of a senior manager of such party who has authority to settle the Dispute and will be responsible for the negotiations related to the settlement of the Dispute (the "SENIOR MANAGER").

                  (c) Within 10 days after delivery of the Response provided for in Section 13.3(b), the Senior Managers of both parties shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, and shall negotiate in good faith to attempt to resolve the Dispute that is the subject of such Dispute Notice. If such Dispute has not been resolved within 30 days after delivery of the Dispute Notice, then the parties shall attempt to settle the Dispute pursuant to Section 13.3(d).

                  (d) In the event the Dispute has not been resolved within 30 days after the delivery of the Dispute Notice, the Dispute shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 13.3(d), the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within 30 Business Days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 90 Business Days of filing a Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable Law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators. Notwithstanding the foregoing, if the amount in controversy is less than $1,000,000, then, instead of selecting three arbitrators by the process described above, one arbitrator shall be selected in accordance with the rules of AAA. In this event the arbitration proceeding shall be conducted for all purposes as set forth in this Section 13.3(d), except that the proceeding shall be conducted by the one arbitrator, instead of the three.

                  (e) All negotiations between the Senior Managers pursuant to this Section 13.3 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

         Section 13.4 Consent to Amendments. This Agreement may be amended and the observance of any term of this Agreement may be waived with (and only with) the written consent of the Company and each Investor.

         Section 13.5 Survival of Representations and Warranties. Unless this Agreement is terminated pursuant to Section 12.1, in which case the representations and warranties do not survive termination, all representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement until July 1, 2004, regardless of any investigation made by or on behalf of any party. No party may bring any Claim based upon a breach of the representations or warranties contained in this Agreement after such date.

         Section 13.6 Successors and Assigns; No Third Party Benefit. All covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto and, to the extent provided in this Agreement, to the benefit of any future holders of Shares issued pursuant to this Agreement, but in no event to the purchaser of Shares in any registered offering under the Securities Act or any "brokers' transactions" effected pursuant to Rule 144 of the Securities Act. Subject to the foregoing and except as provided in Section 13.1, nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. No transfer of Securities shall relieve any party of its obligations hereunder, if the transferee of such Securities does not perform any assumed obligation.

         Section 13.7 Notices. Any and all notices, designations, consents, offers, acceptances, or other communications provided for herein (each a "NOTICE") shall be given in writing by registered or certified mail, personal delivery, overnight courier or facsimile, which shall be addressed, or sent, to the respective addresses as follows (or such other address as the Company or any Investor may specify to the Company and all other Investors by Notice):


         If to the Company, addressed to:

                 Pinnacle Gas Resources, Inc.
                 1 E. Alger, Suite 206
                 Sheridan, Wyoming 82801
                 Attention:   Peter G. Schoonmaker
                              Gary W. Uhland
                 Facsimile:   (307) 673-9711

         If to the CSFB Parties, addressed to:

                 Credit Suisse First Boston Private Equity
                 1100 Louisiana Street, Suite 4600
                 Houston, Texas 77002
                 Attention:   Steven A. Webster
                              Robert L. Cabes
                 Facsimile:   (713) 890-1500

         with a copy to (which does not constitute Notice):

                 Credit Suisse First Boston Private Equity
                 Eleven Madison Avenue, 16th Floor
                 New York, New York 10010
                 Attention:   Benjamin A. Silbert
                 Facsimile:   (917) 326-8076

         with a copy to (which does not constitute Notice):

                 Akin Gump Strauss Hauer & Feld LLP
                 711 Louisiana Street, Suite 1900
                 Houston, Texas 77002
                 Attention:   James L. Rice III
                              J. Michael Chambers
                 Facsimile:   (713) 236-0822

         If to CCBM, addressed to:

                 CCBM, Inc.
                 14701 St. Mary's Lane, Suite 800
                 Houston, Texas 77079
                 Attention:   S.P. Johnson IV
                 Facsimile:   (281) 496-0884

         with a copy to (which does not constitute Notice):

                 Baker Botts L.L.P.
                 One Shell Plaza
                 910 Louisiana
                 Houston, Texas 77002
                 Attention:   Gene J. Oshman
                 Facsimile:   (713) 229-7778

         If to RMG, addressed to:

                 Rocky Mountain Gas, Inc.
                 877 North 8th West
                 Riverton, Wyoming 82501
                 Attention:   Keith G. Larsen
                 Facsimile:   (307) 857-3050

         with a copy to (which does not constitute Notice):

                 Davis Graham & Stubbs LLP
                 1550 Seventeenth Street, Suite 500
                 Denver, Colorado 80202
                 Attention:   Scot W. Anderson
                 Facsimile:   (303) 893-1379

Each such communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by courier, on the next business day following the day of dispatch or, if sent by facsimile transmission, on the date of such transmission if confirmation of such transmission is received or if sent by registered or certified mail shall be deemed to have been received on the fifth Business Day after the date of such mailing.

         Section 13.8 Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         Section 13.9 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Investors, the determination of such satisfaction shall be made collectively by the Investors in their reasonable judgment exercised in good faith.

         Section 13.10 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas, without giving effect to the choice of law or conflicts principles thereof.

         Section 13.11 Entire Agreement. This Agreement and the Related Agreements contain the entire agreement among the parties with respect to the subject matter herein and therein and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         Section 13.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                 PINNACLE GAS RESOURCES, INC.

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 CCBM, INC.

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 ROCKY MOUNTAIN GAS, INC.

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 MILLENNIUM PARTNERS II, L.P.

                                 By:  DLJ Merchant Banking III, Inc.,
                                      a Managing General Partner

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 DLJ MERCHANT BANKING III, INC.,
                                 as Advisory General Partner on behalf of DLJ
                                 Offshore Partners III, C.V.

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 DLJ MERCHANT BANKING III, INC.,
                                 as Advisory General Partner on behalf of DLJ
                                 Offshore Partners III-1, C.V. and as
                                 attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 DLJ MERCHANT BANKING III, INC.,
                                 as Advisory General Partner on behalf of DLJ
                                 Offshore Partners III-2, C.V. and as
                                 attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 DLJ MERCHANT BANKING PARTNERS III, L.P.

                                 By: DLJ Merchant Banking III, Inc.,
                                     as Managing General Partner

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                 DLJ MB PARTNERS III GMBH & CO. KG

                                 By: DLJ Merchant Banking III, L.P.,
                                     as Managing Limited Partner

                                     By: DLJ Merchant Banking III, LLC,
                                         as General Partner

                                         By: DLJ Merchant Banking III, Inc., as
                                             Managing Member

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 MBP III PLAN INVESTORS, L.P.

                                 By: DLJ Merchant Banking III, Inc.,
                                     as General Partner

                                 By:
                                    -----------------------------------
                                    Name:
                                    Title: